NO. 333-70878

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1,  2002

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                                   FORM SB-2/A
                                 AMENDMENT NO. 2

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                    INTERNATIONAL COMMERCIAL TELEVISION INC.
              (Exact name of small business issuer in its charter)

NEVADA                                 5961                    76-0621102
(State or other jurisdiction of  (primary standard          (I.R.S. Employer
 incorporation or organization)   industrial code)       Identification Number)

                            SUITE 203B KIMMEN CENTER
                              2300 N. DIXIE HIGHWAY
                            BOCA RATON, FL 33431-7657
                                 (561) 417-0882
          (Address and telephone number of principal executive offices)

              AGENT FOR SERVICE:                     WITH A COPY TO:
   KELVIN CLANEY, CHIEF EXECUTIVE OFFICER          JAMES L. VANDEBERG
   INTERNATIONAL COMMERCIAL TELEVISION INC.     OGDEN MURPHY WALLACE, PLLC
           SUITE 203B KIMMEN CENTER           1601 FIFTH AVENUE - SUITE 2100
             2300 N. DIXIE HIGHWAY               SEATTLE, WASHINGTON 98101
           BOCA RATON, FL 33431-7657                  (206) 447-7000
                 (561)  417-0882

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.   [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                      CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
                                                      PROPOSED            PROPOSED
TITLE OF EACH                      AMOUNT              MAXIMUM            MAXIMUM
CLASS OF                            TO BE          OFFERING PRICE        AGGREGATE          AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED           PER UNIT         OFFERING PRICE    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Common stock, par value       2,400,000 shares   $1.50 per share (1)  $     3,600,000   $       860.40 (2)
0.001 per share                            (1)                                    (1)
----------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o).
(2)  $2,000  paid  previously.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    Subject To Completion - February 1, 2002

                                   PROSPECTUS

                             [_______________], 2002


                                [GRAPHIC OMITTED]


                    INTERNATIONAL COMMERCIAL TELEVISION INC.

                            SUITE 203B KIMMEN CENTER
                              2300 N. DIXIE HIGHWAY
                            BOCA RATON, FL 33431-7657
                                 (561) 417-0882

                        2,000,000 SHARES OF COMMON STOCK

We are offering to sell up to 2,000,000 shares of common stock to the public on a self-underwritten, best efforts, no minimum basis. We will offer 1,500,000 original issue company shares and 500,000 selling shareholder shares in the following order:

 SHARES    OFFERORS
--------------------------------------------------------------------------------------
  300,000  Common stock to be offered and sold by the company
--------------------------------------------------------------------------------------
  200,000  Common stock to be offered and sold on behalf of the selling shareholders
--------------------------------------------------------------------------------------
  500,000  Common  stock  to be offered and sold on a pro rata basis, 60% on behalf of the selling shareholders and 40% by the company
--------------------------------------------------------------------------------------
1,000,000  Common stock to be offered and sold by the company
--------------------------------------------------------------------------------------

If you purchase your shares early in the offering, and somebody else purchases at a lower price later on, your purchase price will be adjusted to the lower price, and you will receive additional shares to reflect the price adjustment. We will not receive any proceeds from the sale of the shares by the selling shareholders. The offering will close no later than 60 days after the effective date of the registration statement that includes this prospectus.

           PRICE TO PUBLIC   PROCEEDS TO COMPANY*   PROCEEDS TO SELLING SHAREHOLDERS
           ----------------  ---------------------  ---------------------------------
PER SHARE  $      1.50       $         1.50         $             1.50
TOTAL      $ 3,000,000       $    2,250,000         $          750,000

*  Before  deducting  offering  expenses  paid  or payable by the Company estimated at
   $242,000.

Our common stock is not listed on a national securities exchange or the Nasdaq Stock Market, and there is no existing market for our securities. We intend to apply to have our common stock included for quotation on the OTC Bulletin Board.

An investment in the common stock offered under this prospectus involves a high degree or risk, and we urge you to carefully review this prospectus with particular attention to the section entitled "RISK FACTORS" ON PAGE 3.
                                              -----------------------

There are no pre-existing contractual agreements for any person to purchase the shares. We intend to have our officers and directors offer and sell the securities on our behalf and on behalf of the selling shareholders. We have made no selling arrangements for the sale of the securities offered in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

                                    TABLE OF CONTENTS


                                                                                PAGE NO.

Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Forward Looking Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Determination of Offering Price. . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Directors, Executive Officers and Control Persons. . . . . . . . . . . . . . . . . .  10
Security Ownership of Certain Beneficial Owners, Management and Selling Shareholders  12
Description of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Interest of Named Experts and Counsel. . . . . . . . . . . . . . . . . . . . . . . .  15
Indemnification of Directors and Officers. . . . . . . . . . . . . . . . . . . . . .  15
Description of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Management's Discussion and Analysis . . . . . . . . . . . . . . . . . . . . . . . .  27
Description of Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Certain Relationships and Related Transactions . . . . . . . . . . . . . . . . . . .  31
Market for Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Changes In and Disagreements with Accountants. . . . . . . . . . . . . . . . . . . .  35
Financial Statements Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before buying shares in the offering. You should read the entire prospectus carefully.

                                INVESTMENT RISKS

An investment in this offering involves risk. There is no market for our stock at present, and our stock is likely to be thinly traded if one develops. We have a limited operating history, and we are undercapitalized. Although we have generated some revenue to date, we have a history of operating losses. We may continue to incur net losses in the future.

                    INTERNATIONAL COMMERCIAL TELEVISION INC.

We produce long-form and short-form infomercials and sell our proprietary brands of advertised products directly to our viewing audience both domestically and internationally. The goal of our business plan is to create brand awareness through our infomercials so that these brands and their families of products may be sold in dedicated shelf-space areas by product category in traditional retail stores. Our principal products that we currently market through infomercials include Derma Wand, a skin care appliance that is designed to reduce fine lines and wrinkles and improve overall skin appearance; Smart Stacks, a rotating storage system composed of layers of clear plastic trays that stack on top of each other; and Better Blocks, a plastic children's building block system that bends, curves and moves. In addition, we have the license from the owners of several third party products to act as their international distributor. In this capacity, we take previously existing infomercials for the third party products, locate international infomercial operators to air the infomercials, and we receive either a royalty from the sale of the third party product or the difference between the price at which we sell the product to the international infomercial operator and the price at which we acquire the product.

Our principal executive offices are located at Suite 203B Kimmen Center, 2300 N. Dixie Highway, Boca Raton, Florida 33431-7657, and our telephone number is (561) 417-0882.

                                  THE OFFERING

We are offering to sell up to 2,000,000 shares of common stock to the public on a self-underwritten, best efforts, no minimum basis. We will offer 1,500,000 original issue company shares and 500,000 selling shareholder shares in the following order:

SHARES      OFFERORS
--------------------------------------------------------------------------------
300,000     Common  stock  to  be  offered  and  sold  by  the  company
--------------------------------------------------------------------------------
200,000     Common  stock  to  be  offered  and  sold  on behalf of the  selling shareholders
--------------------------------------------------------------------------------
500,000     Common  stock to be  offered  and sold  on a pro rata  basis, 60% on behalf of the selling shareholders and 40% by the company
--------------------------------------------------------------------------------
1,000,000   Common  stock  to  be  offered  and  sold  by  the  company
--------------------------------------------------------------------------------

Assuming the sale of all 1,500,000 original issue company shares in this offering, we will have 11,749,500 shares of common stock outstanding after the offering.

We plan to use the proceeds from this offering for infomercial production costs, research and development, sales and marketing and working capital.

Proposed  OTC  Bulletin  Board  symbol:           ICTV

This summary of our offering is based on shares outstanding at January 28, 2002.

Every purchaser of shares in this offering will pay the same price. If you purchase your shares early in the offering, and somebody else purchases at a lower price later on, your purchase price will be adjusted to the lower price, and you will receive additional shares to reflect the price adjustment. For example, if you purchased 1,000 shares at $1.50 per share, and the lowest price paid in the offering is $1.25 per share, you will receive an additional 200 shares.

                             SUMMARY FINANCIAL DATA

The following tables summarize the statement of loss and deficit and balance sheet data for our business.

                                              NINE MONTHS ENDED
                                              SEPTEMBER 30, 2001         YEAR ENDED
STATEMENT OF OPERATIONS DATA:                     (UNAUDITED)        DECEMBER 31, 2000
                                             ---------------------  -------------------
Revenues                                     $          1,038,341   $          727,078
                                             ---------------------  -------------------
Expenses                                     $          1,302,642   $        1,082,155
                                             ---------------------  -------------------
Net Loss                                     $           (264,301)  $         (355,077)
                                             ---------------------  -------------------
Net Loss per share                           $               (.03)  $             (.04)
                                             ---------------------  -------------------
Weighted average common shares outstanding             10,249,500           10,166,251
                                             ---------------------  -------------------


BALANCE SHEET DATA:                            AS AT SEPTEMBER 30,   AS AT DECEMBER 31,
                                                 2001 (UNAUDITED)           2000
                                             ---------------------  -------------------
Cash and cash equivalents                    $              5,074   $           43,128
                                             ---------------------  -------------------
Total Assets                                 $            189,323   $          182,680
                                             ---------------------  -------------------
Total Liabilities                            $          1,100,424   $          829,480
                                             ---------------------  -------------------
Shareholders' Equity (Deficit)               $           (911,101)  $         (646,800)
                                             ---------------------  -------------------

                                  RISK FACTORS

There are significant risks associated with an investment in our common stock. Before making a decision concerning the purchase of our securities, you should carefully consider the following factors and other information in this prospectus when you evaluate our business.

The potential success of our business model must be considered in light of our limited operating history.

THERE  IS  NO ASSURANCE THAT OUR STRATEGY TO LEVERAGE BRAND AWARENESS CREATED BY
--------------------------------------------------------------------------------
OUR  INFOMERCIALS  INTO  THE  RETAIL  MARKET  WILL  WORK,  AND THE VALUE OF YOUR
--------------------------------------------------------------------------------
INVESTMENT  MAY  DECLINE  IF  WE  DO  NOT  ATTAIN  RETAIL  SALES.
----------------------------------------------------------------

The goal of our business plan is to create brand awareness through infomercials so that we can use this brand awareness to sell our products under our brands in traditional retail stores in dedicated shelf-space areas. Our success will depend on our ability to associate our products with particular brands to create consumer awareness and to enter the traditional retail market. If our strategy to leverage brand awareness created by our infomercials into the retail market does not work and we do not attain retail sales, the value of your investment may decline.

IF  THE RESPONSE RATES TO OUR INFOMERCIALS ARE LOWER THAN WE PREDICT, WE MAY NOT
--------------------------------------------------------------------------------
ACHIEVE  THE  CUSTOMER  BASE  NECESSARY  TO BECOME OR REMAIN PROFITABLE, AND THE
--------------------------------------------------------------------------------
VALUE  OF  YOUR  INVESTMENT  MAY  DECREASE.
------------------------------------------

Our revenue projections assume that a certain percentage of viewers who see our infomercials will purchase our products. If a lower percentage of these viewers purchase our products than we project, we will not achieve the customer base necessary to become or remain profitable, and the value of your investment may decrease.

IF  OUR  INFOMERCIALS  ARE  NOT  SUCCESSFUL,  WE  WILL  NOT  BE  ABLE  TO RECOUP
--------------------------------------------------------------------------------
SIGNIFICANT  ADVANCE  EXPENDITURES  SPENT ON PRODUCTION AND MEDIA TIMES, AND OUR
--------------------------------------------------------------------------------
BUSINESS  PLAN  MAY  FAIL.
-------------------------

Our business involves a number of risks inherent in operating a direct response television business. The production of infomercials and purchase of media time for television involves significant advance expenditures. A short-form infomercial generally costs around $15,000-$18,000 to produce, while production costs for a long-form infomercial are generally around $120,000-$150,000. We are dependent on the success of the infomercials we produce and the public's continued acceptance of infomercials in general. If our infomercials do not generate consumer support and create brand awareness and we cannot recover the initial money we spend on production and media time, we will not be able to recoup the advance expenditures and may go out of business if new products and additional capital are not available.

WE  DEPEND ON KEY MANAGEMENT AND EMPLOYEES, THE LOSS OF WHOM MAY PREVENT US FROM
--------------------------------------------------------------------------------
IMPLEMENTING  OUR  BUSINESS PLAN, LIMIT OUR PROFITABILITY AND DECREASE THE VALUE
--------------------------------------------------------------------------------
OF  YOUR  STOCK.
---------------

We are dependent on the talent and resources of our key managers and employees. In particular, the success of our business depends to a great extent on Kelvin Claney, our Chief Executive Officer and a member of our Board of Directors. Mr. Claney has extensive experience in the infomercial industry, and his services are critical to our success. The market for persons with experience in the direct response television industry is very competitive, and there can be no guarantee that we will be able to retain the services of Mr. Claney. We do not have an employment agreement with Mr. Claney, and as a result, there is no assurance that he will continue to stay with our company in the future. We have not obtained key man insurance with respect to Mr. Claney or any of our executive officers. In addition, our international operations are dependent on the experience and relationships of Greg La Roza, our director of international export and product sourcing. Mr. La Roza's contacts and relationships with international direct marketers have enabled us to engage in international sales, since most of the transactions in the international direct marketing industry are relationship-based. We do not have an employment contract with Mr. La Roza, and the loss of him may mean the loss of very important contacts and relationships we have in the international direct marketing arena. The loss of Mr. Claney or Mr. La Roza may prevent us from implementing our business plan, which may limit our profitability and decrease the value of your stock.

IF  WE  CANNOT  PROTECT  OUR INTELLECTUAL PROPERTY RIGHTS, OUR OPERATING RESULTS
--------------------------------------------------------------------------------
WILL  SUFFER,  AND  YOU  COULD  ULTIMATELY  LOSE  YOUR  INVESTMENT.
------------------------------------------------------------------

We seek to protect our proprietary rights to our products through a combination of patents, trademarks, copyrights and design registrations. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we consider proprietary. Litigation may be necessary to enforce our intellectual property rights and to determine the validity and scope of the proprietary rights of others. Any litigation could result in substantial costs and diversion of management and other resources with no assurance of success and could seriously harm our business and operating results. Investors could lose their entire investment.

WE  DO  NOT  HAVE  LIABILITY  INSURANCE FOR ALL OF OUR PRODUCTS, WHICH MEANS THE
--------------------------------------------------------------------------------
BURDEN  OF  PAYING FOR DAMAGES FOR LIABILITIES FALLS SOLELY ON US, AND YOU COULD
--------------------------------------------------------------------------------
LOSE  YOUR  ENTIRE  INVESTMENT.
------------------------------

Not all of our products are covered by liability insurance against claims for damages. In particular, we do not have liability insurance for Smart Stacks and Better Blocks, and we do not have direct insurance for Derma Wand, although we do appear as an additional insured party on the policy of the owner, Omega 5 Technology. We have not directly procured liability insurance policies for the third party products we market. Without insurance to cover damages resulting from liability claims stemming from our products, or if the manufacturer's insurance for third party products is inadequate to cover damages, we may be held responsible for product liability damages. If the damage award is substantial, our business operations would be significantly affected, and you could lose your entire investment.

WE MAY NEVER GET CLEARANCE FROM THE FDA TO MARKET DERMA WAND DOMESTICALLY, WHICH
--------------------------------------------------------------------------------
WOULD  NEGATIVELY  AFFECT  OUR RESULTS OF OPERATIONS AND CAUSE THE VALUE OF YOUR
--------------------------------------------------------------------------------
STOCK  TO  DECREASE.
-------------------

The Food and Drug Administration (the "FDA") under the Federal Food, Drug and Cosmetic Act, as amended (the "FDC Act"), requires certain approvals and clearances before a medical device can be marketed in the United States. Derma Wand, a device that is designed to reduce fine lines and wrinkles and improve overall skin appearance, may be considered a medical device under the FDC Act. We are currently working with Omega 5 Technologies Inc. to obtain pre-market approval through a 510(k) application to market Derma Wand in the United States. Under the 510(k) application process it must be established that the medical device is "substantially equivalent" to an existing, legally marketed predicate device or a predicate device marketed before May 28, 1976. FDA marketing approval and clearance regulations depend heavily on administrative interpretations, which may change retroactively and may create additional barriers that prevent or delay the introduction of a product. A 510(k) pre-market notification may also need to contain clinical data. 510(k) approval may be delayed, and, in some instances, it is never obtained. Even if we obtain FDA approval to market Derma Wand in the United States, a new approval may be needed to modify the device, its intended use or its manufacturing. Medical instruments are subject to pervasive and continuing regulation by the FDA. Once a product is in commercial distribution, discovery of product problems or failure to comply with regulatory standards may result in restrictions on the product's future use or withdrawal of the product from the market despite prior governmental approval. Our revenue projections for the short term depend to some extent on revenue received from domestic sales of Derma Wand. If we do not get 510(k) clearance to market Derma Wand in the United States, or if we get approval and it is later withdrawn, our business, results or operations and financial condition may be negatively affected, and your stock may decrease in value.

IF  WE  DO  NOT  CONTINUE TO SOURCE NEW PRODUCTS, OUR ABILITY TO COMPETE WILL BE
--------------------------------------------------------------------------------
UNDERMINED,  AND  WE  MAY  BE  UNABLE  TO  IMPLEMENT  OUR  BUSINESS  PLAN.
-------------------------------------------------------------------------

Our ability to compete in the direct marketing industry and to expand into the traditional retail environment depends to a great extent on our ability to develop or acquire new innovative products under particular brands and to complement these products with related families of products under those brands. If we do not source new products as our existing products mature through their product life cycles, or if we do not develop related families of products under our brands, we will not be able to implement our business plan, and the value of your investment may decrease.

THE  SHARES  WE  SELL IN THIS OFFERING WILL BE "PENNY STOCK," WHICH WILL MAKE IT
--------------------------------------------------------------------------------
MORE  DIFFICULT  TO  SELL  THAN  EXCHANGE-TRADED  STOCK.
-------------------------------------------------------

Our securities, when available for trading, will be subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers that sell such securities to other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets exceeding $5,000,000 or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of our securities to buy or sell in any market that may develop.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." (A "penny stock" is any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions). Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the
Securities and Exchange Act of 1934, as amended. The rules may further affect the ability of owners of our shares to sell their securities in any market that may develop for them. Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     - control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

     - manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

     - "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

     - excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

     - the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

OUR  ISSUANCE  OF ADDITIONAL SHARES MAY HAVE THE EFFECT OF DILUTING THE INTEREST
--------------------------------------------------------------------------------
OF  SHAREHOLDERS.
----------------

Any additional issuances of common stock by us from our authorized but unissued shares may have the effect of diluting the percentage interest of existing shareholders. Out of our 100,000,000 authorized common shares, 89,750,500 shares, or approximately 90%, remain unissued. The board of directors has the power to issue such shares without shareholder approval. None of our 20,000,000 authorized preferred shares are issued. We fully intend to issue additional common shares or preferred shares in order to raise capital to fund our business operations and growth objectives.

THE  BOARD  OF  DIRECTORS'  AUTHORITY TO SET RIGHTS AND PREFERENCES OF PREFERRED
--------------------------------------------------------------------------------
STOCK  MAY  PREVENT  A  CHANGE  IN  CONTROL  BY  SHAREHOLDERS  OF  COMMON STOCK.
-------------------------------------------------------------------------------

Preferred shares may be issued in series from time to time with such designation, rights, preferences and limitations as our board of directors determines by resolution and without shareholder approval. This is an anti-takeover measure. The board of directors has exclusive discretion to issue preferred stock with rights that may trump those of common stock. The board of directors could use an issuance of preferred stock with dilutive or voting preferences to delay, defer or prevent common stockholders from initiating a change in control of the company or reduce the rights of common stockholders to the net assets upon dissolution. Preferred stock issuances may also discourage takeover attempts that may offer premiums to holders of our common stock.

CONCENTRATION OF OWNERSHIP OF MANAGEMENT AND DIRECTORS MAY REDUCE THE CONTROL BY
--------------------------------------------------------------------------------
OTHER  SHAREHOLDERS  OVER  INTERNATIONAL  COMMERCIAL  TELEVISION.
----------------------------------------------------------------

Our executive officers and directors own or exercise full or partial control over more than 98% of our outstanding common stock. Assuming the sale to non-affiliates of all 2,000,000 shares covered by this offering, our executive officers and directors will still own or exercise full or partial control over 93% of our outstanding common stock. As a result, other investors in our common stock may not have much influence on corporate decision making. In addition, the concentration of control over our common stock in the executive officers and directors could prevent a change in control of International Commercial Television Inc.

OUR  BOARD  OF  DIRECTORS  IS  STAGGERED,  WHICH  MAKES  IT MORE DIFFICULT FOR A
--------------------------------------------------------------------------------
STOCKHOLDER  TO  ACQUIRE  CONTROL  OF  THE  COMPANY.
---------------------------------------------------

Our articles of incorporation and bylaws provide that our board of directors be divided into three classes, with one class being elected each year by the stockholders. This generally makes it more difficult for stockholders to replace a majority of directors and obtain control of the board.

STOCKHOLDERS  DO  NOT  HAVE  THE  AUTHORITY  TO  CALL  A  SPECIAL MEETING, WHICH
--------------------------------------------------------------------------------
DISCOURAGES  TAKEOVER  ATTEMPTS.
-------------------------------

Our articles of incorporation permit only our board of directors to call a special meeting of the stockholders, thereby limiting the ability of stockholders to effect a change in control of the company.

WE  DO NOT ANTICIPATE PAYING DIVIDENDS TO COMMON STOCKHOLDERS IN THE FORESEEABLE
--------------------------------------------------------------------------------
FUTURE,  WHICH  MAKES  INVESTMENT  IN  OUR  STOCK  SPECULATIVE  OR  RISKY.
-------------------------------------------------------------------------

We have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. The board of directors has sole authority to declare dividends payable to our stockholders. The fact that we have not and do not plan to pay dividends indicates that we must use all of our funds generated by operations for reinvestment in our operating activities. Investors also must evaluate an investment in our company solely on the basis of anticipated capital gains.

LIMITED  LIABILITY  OF  OUR  EXECUTIVE  OFFICERS  AND  DIRECTORS  MAY DISCOURAGE
--------------------------------------------------------------------------------
STOCKHOLDERS  FROM  BRINGING  A  LAWSUIT  AGAINST  THEM.
-------------------------------------------------------

Our articles of incorporation and bylaws contain provisions that limit the liability of directors for monetary damages and provide for indemnification of officers and directors. These provisions may discourage stockholders from bringing a lawsuit against officers and directors for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against officers and directors even though such action, if successful, might otherwise have benefited the stockholders. In addition, a stockholder's investment in our company may be adversely affected to the extent that costs of settlement and damage awards against officers or directors are paid by us under the indemnification provisions of the articles of incorporation and bylaws. The impact on a stockholder's investment in terms of the cost of defending a lawsuit may deter the stockholder from bringing suit against one of our officers or directors. We have been advised that the SEC takes the position that this provision does not affect the liability of any director under applicable federal and state securities laws.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "anticipates," "believes," "plans," "expects," "future," "intends" or similar expressions. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements, which apply only until we close this offering.

                                 USE OF PROCEEDS

The maximum net proceeds of the offering, after deducting estimated offering expenses that have not yet been paid of approximately $50,000, are approximately $2,200,000 if the offering is completely sold. There is no assurance that we will sell any or all of the offering. The following table indicates how we intend to use the net proceeds at various levels of funding, assuming unpaid offering expenses of $50,000:

                            IF 10% SOLD   IF 25% SOLD   IF 50% SOLD   IF 75% SOLD   IF 100% SOLD
                            ------------  ------------  ------------  ------------  -------------
APPLICATION OF PROCEEDS
  Production costs          $    140,000   $   240,000   $   380,000   $   500,000   $    720,000
  Research and development        10,000        10,000        30,000        50,000        150,000
  Sales and marketing             45,000        60,000       100,000       340,000        600,000
  Capital expenditures                 -             -             -        50,000         50,000
  Working capital                 55,000        90,000       190,000       510,000        680,000
TOTAL PROCEEDS              $    250,000  $    400,000  $    700,000  $  1,450,000  $   2,200,000


The  following  is  a  description  of  each  of  the  items in the table above:

- Production costs include the creation of commercial themes and pitches; sourcing on-air talent, talent salaries and expenses; scripting; production set-up; studio and location shoots; and editing infomercials for airing.

- Research and development includes identification and sourcing of products and testing product suitability for a infomercial campaign with live demonstrations at consumer and home shows and in the retail environment.

- Sales and marketing includes developing media placement campaigns, media tests of infomercials and initial media purchases for rollout of television spots.

-    Capital  expenditures  include  the  addition  of  a  branch  office in Los
     Angeles.

- Working capital includes general and administrative expenses and unallocated working capital.


                         DETERMINATION OF OFFERING PRICE

We have arbitrarily determined the $1.50 per share price of the common stock in this offering. This price may not be indicative of the price purchasers will ultimately pay in this offering. We may determine that $1.50 per share is too high a price, and we may adjust the price downward after the offering has begun. As explained more fully in our Plan of Distribution, every purchaser of shares in this offering will ultimately pay the same price. The offering price is not an indication of and is not based upon the actual value of International Commercial Television Inc. It bears no relationship to our book value, assets or earnings or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.


                                    DILUTION

Sales of the 500,000 shares of common stock by the Selling Shareholders in this offering will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the Selling Shareholders. There will be no change in the net tangible book value per share attributable to cash payments made by purchasers of the shares being offered by the Selling Shareholders. Prospective investors in the shares held by the Selling Shareholders should be aware, however, that the price of shares being offered by the Selling Shareholders may not bear any rational relationship to the net tangible book value per share of International Commercial Television Inc.

Purchasers of the 1,500,000 shares of common stock being offered by International Commercial Television Inc. in this offering will experience immediate and substantial dilution in the net tangible book value per share of the common stock from this offering. "Net tangible book value per share" represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. Calculations of net tangible book value per share includes an additional 186,667 outstanding shares to address the dilutive effect of stock options based on the treasury stock method. At September 30, 2001, our net tangible book value was a deficit of approximately $1,000,000, or negative $.10 per share, based on 10,436,167 shares of common stock outstanding.

After giving effect to the sale of 1,500,000 shares of common stock offered by International Commercial Television Inc. in this prospectus at a maximum offering price of $1.50 per share and proceeds (net of total estimated offering expenses of $242,000) of $2,008,000, the net tangible book value at September 30, 2001, would have been approximately $970,000 representing an immediate increase in the adjusted net tangible book value of $0.18 per share to current shareholders and an immediate dilution of approximately $1.42 per share to new investors purchasing common stock in this offering. The following table illustrates this per share dilution:

  Public offering price                                               $1.50
  Net tangible value per share at September 30, 2001          $(.10)
  Increase per share attributable to new investors              .18
                                                              ------
  Pro forma net tangible book value per share after offering  $ .08    (.08)
                                                              ======  ------
  DILUTION TO NEW INVESTORS                                           $1.42
                                                                      ======

The following table summarizes the differences between existing stockholders and new investors in this offering with respect to the number of shares held or purchased from International Commercial Television Inc., the total consideration paid and the average consideration paid per share. The table does not deduct our estimated offering expenses. We have attributed $2,100 to the 2,100,000 shares issued more than two years ago in exchange for assets used for business models we are no longer pursuing. In addition, despite the fact that an independent appraisal by Houlihan Lokey Howard & Zukin Financial Advisors, Inc. valued at $15,000,000 the assets acquired from The Better Blocks Trust to conduct our infomercial business, and despite the fact that there was a deemed distribution of $590,723 in the form of a promissory note, we have attributed no value to the 8,000,000 shares issued to The Better Blocks Trust. We also received $299,000 from a private placement of our common stock.

                                             TOTAL
                       SHARES PURCHASED  CONSIDERATION     AVERAGE PRICE
                         NUMBER     %      AMOUNT     %    PER SHARE

Existing shareholders  10,249,500   87%  $  301,100   12%  $     0.03
New investors           1,500,000   13%   2,250,000   88%  $     1.50
TOTAL                  11,749,500  100%  $2,551,100  100%  $     0.22
                       ==========        ==========        ==========

The information presented in the table above with respect to existing stockholders assumes no exercise of outstanding options to purchase 1,475,000 shares of common stock granted as of September 28, 2001, under our stock option plan, which may be outstanding as of the completion of this offering. The following table includes the effects of the outstanding options assuming they were fully exercised.

                                                 TOTAL
                          SHARES PURCHASED    CONSIDERATION   AVERAGE PRICE
                             NUMBER     %       AMOUNT   %    PER SHARE

Existing shareholders      10,249,500   78%    301,100    6%  $     0.03
Exercise of stock options   1,475,000   11%  2,530,000   50%  $     1.72
New investors               1,500,000   11%  2,250,000   44%  $     1.50
TOTAL                      13,224,500  100%  5,081,100  100%  $     0.38
                           ==========        =========        ==========

                              PLAN OF DISTRIBUTION

We are offering to sell up to 2,000,000 shares of common stock to the public on a self-underwritten, best efforts, no minimum basis. We will offer 1,500,000 original issue company shares and 500,000 Selling Shareholder shares in the following order:

SHARES     OFFERORS
--------------------------------------------------------------------------
300,000    Common stock to be offered and sold by the company
--------------------------------------------------------------------------
200,000    Common stock to be offered and sold on behalf of the Selling
           Shareholders
--------------------------------------------------------------------------
500,000 Common stock to be offered and sold on a pro rata basis, 60% on behalf of the Selling Shareholders and 40% by the company
--------------------------------------------------------------------------
1,000,000  Common stock to be offered and sold by the company
--------------------------------------------------------------------------

Every purchaser of shares in this offering will pay the same price. If you purchase your shares early in the offering, and somebody else purchases at a lower price later on, your purchase price will be adjusted to the lower price, and you will receive additional shares to reflect the price adjustment. For example, if you purchased 1,000 shares at $1.50 per share, and the lowest price paid in the offering is $1.25 per share, you will receive an additional 200 shares. If a price adjustment results in you being entitled to a fraction of a share, we will round up to determine the number of shares you actually receive. For example, if the pricing adjustment entitles you to 1164.4 shares, you will receive 1165 shares. The registration statement that includes this prospectus registers an additional 400,000 shares to account for any necessary purchase price adjustments. If we must adjust the purchase price by more than 20%, you will receive a new prospectus for this offering.

We have not engaged underwriters in connection with the offering. Our officers and directors, including Kelvin Claney, Thomas Woolsey and Thomas Crosby, will conduct sales on our behalf. In conducting sales on behalf of the Selling Shareholders, we may be considered statutory underwriters under the Securities Act.

In certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

The sale of our common stock offered under this prospectus will commence promptly upon the date of effectiveness of the registration statement that includes this prospectus and will continue until no later than 60 days after the effective date of the registration statement. There are no pre-existing contractual agreements for any person to purchase the shares. We may solicit indications of interest in our common stock using a preliminary prospectus prior to the effective date of the registration statement that includes this prospectus.


                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation and none of our property is the subject of a pending legal proceeding. Further, our officers and directors know of no legal proceedings against us or our property contemplated by any governmental authority.

                DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

The following table sets forth the name, age, and position of each director and executive officer of International Commercial Television Inc.:


          NAME          AGE                   POSITION
     -----------------------------------------------------------------------
     Kelvin Claney       51  Chief Executive Officer, Treasurer and Director
     -----------------------------------------------------------------------
     Thomas K. Woolsey   46  President, Secretary and Director
     -----------------------------------------------------------------------
     Keith Smith         50  Chief Financial Officer
     -----------------------------------------------------------------------
     Stephen J. Jarvis   48  Director
     -----------------------------------------------------------------------
     William R. Flohr    40  Director
     -----------------------------------------------------------------------
     Louis J. Basenese   52  Director
     -----------------------------------------------------------------------
     Richard Pitera      59  Director
     -----------------------------------------------------------------------
     Thomas Crosby       46  Director
     -----------------------------------------------------------------------

Thomas Woolsey, Stephen Jarvis and William Flohr were appointed to the Board of Directors on June 3, 2000. Kelvin Claney was appointed to the Board of Directors on January 22, 2001. Louis Basenese and Richard Pitera were appointed to the Board of Directors on August 15, 2001. Thomas Crosby was appointed to the Board of Directors on September 18, 2001.

Each director will serve staggered terms of one, two, or three years and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the board of directors, without prejudice to the terms of any employment agreement.

There are no arrangements or understandings between the directors and officers of International Commercial Television and any other person under which any director or officer was or is to be selected as a director or officer. In addition, there are no agreements or understandings for the officers or directors to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor acting at the direction of any other person.

KELVIN  CLANEY  -  CHIEF  EXECUTIVE  OFFICER,  TREASURER,  DIRECTOR

Mr. Claney began working in the United States direct response business in 1989 as an independent contractor to National Media Corp., where he produced, sourced, and executive-produced various infomercial projects, including Euro Painter, HP9000, Auri polymer sealant and Color Cote 2000 (TM), Dustmaster 2000, LeSnack, Iron Quick and Fatfree Express. Since 1992, Mr. Claney has served as President of R.J.M. Ventures, Inc., a television direct response marketing company, where he was responsible for such things as identifying projects the company wants to become involved in, selecting production companies to produce infomercials and selecting media times to promote the infomercials. The creation of the Smart Stacks infomercial, which is now owned by International Commercial Television Inc., was one of the projects Mr. Claney was responsible for as President of R.J.M. Ventures, Inc. He also created the infomercial for the children's toy product known as Better Blocks, which was then owned by The Better Blocks Trust. Mr. Claney devotes 100% of his working energy to International Commercial Television Inc.

THOMAS  K.  WOOLSEY-  PRESIDENT,  SECRETARY  AND  DIRECTOR

Mr. Woolsey has been in the banking and investment banking business for over 20 years. He has held numerous positions in these areas, including First Vice President of Cantor Fitzgerald and Co. Inc. from 1988 to 1992, opening and managing the West Coast office in Los Angeles, California. In that position, he created proprietary investment products for the investment community at large. From 1992 to 1996, Mr. Woolsey was a limited partner in the money management firm "AVM Inc. and III Partners, Inc.," a broker dealer and a global fixed income hedge fund, respectively. While at AVM, Mr. Woolsey was responsible for the conception, creation and distribution of various financial products to the financial community. In addition to these responsibilities, Mr. Woolsey set up leveraged financing lines for the "III" company. These lines of more than $2 billion national value were utilized in the financing of various portfolio positions, from sovereign debt, foreign currency, government securities, corporate obligations, foreign currencies, etc. In addition to his duties as President of International Commercial Television, Mr. Woolsey, President of the

Woolsey Group Productions, Inc., currently advises companies on the merits of mergers and acquisitions, joint ventures, bridge capital investing, as well as the distribution of various consumer products to some of the largest retailers in the country, including Wal-Mart, Sam's Club, McLane Distributing, K-Mart, Target and others. Mr. Woolsey devotes approximately 50% of his working hours per week to his duties at International Commercial Television Inc. This time allocation will increase as needed to promote International Commercial Television Inc. and to fulfill the duties and responsibilities as its President.

STEPHEN  J.  JARVIS  -  DIRECTOR

Mr. Jarvis is a major shareholder, co-founder and President of Positive Response Vision, Inc., an infomercial-based direct response company based in Manila with product distribution throughout South East Asia. Mr. Jarvis has served as President of Positive Response Vision since its inception in 1996. Under Mr. Jarvis's leadership, Positive Response Vision, Inc. has grown from employing a full-time staff of three persons to approximately 400 persons. As President of Positive Response Vision, Mr. Jarvis is responsible for product sourcing and acquisition, inventory, finance control and design issues. He also oversees the company's ongoing sales follow-up program. In his private capacity, Mr. Jarvis produces infomercials and licenses these infomercials to Positive Response
Vision,  Inc.  and  to  other  international  infomercial  operators.

WILLIAM  R.  FLOHR  -  DIRECTOR

Mr. Flohr presently owns Info Marketing Group Inc., a vertically-integrated infomercial company, where he has served as President since 1991. In 1989, he co-created an infomercial series called "Amazing Discoveries." From 1989-1991, Mr. Flohr was a co-owner of Positive Response Television, Inc. In the two years he was with Positive Response Television, Inc., he produced over thirty infomercials. From 1982 to 1988, Mr. Flohr was a Senior TV Producer for the American Broadcasting Company Television Network (ABC), where he produced "Live with Regis and Kathie Lee" and "Geraldo" television talk shows. Since 2000, Mr. Flohr has served as a Director of Amden Corp., a developer and marketer of oral care products, including Cybersonic, an electronic sonic toothbrush that is presently sold via infomercials domestically and internationally.

LOUIS  J.  BASENESE  -  DIRECTOR

Mr. Basenese is currently Chief Executive Officer of Dimensional Marketing Concepts, Inc., a consumer product automotive chemical company. From October 1996 to May 2001, Mr. Basenese served as President and Chief Executive Officer of Motor Up America, Inc., an automotive consumer product company, where he developed a comprehensive business plan, assembled its corporate structure and built domestic distribution channels. Before focusing on the retail environment, Motor Up America sold its products via the infomercial medium. For a short time prior to joining Motor Up America, Inc. in 1996, Mr. Basenese had his own management consultant firm. From 1994 to 1996, Mr. Basenese was President and Chief Executive Officer of Meguiar's, Inc., a $34 million family-held business. Mr. Basenese was also General Manager and Director of BASF Corporation for nine years, where he was responsible for the company's $200 million automotive and energy products division. Prior to that, Mr. Basenese worked for nine years for Ford Motor Company in various sales and marketing managerial positions.

RICHARD  PITERA  -  DIRECTOR

Mr. Pitera is President of Dimensional Marketing Concepts, Inc. From 1997 to May 2001, he was Vice President of Sales for Motor Up America, Inc, where he helped develop new automotive consumer products and managed the company's North American manufacturer representative network. Prior to joining Motor Up America, Mr. Pitera owned a mortgage company. He has also served as President of Hydrotech Chemical Corporation, a $55 million publicly held business, and was General Manager and Director of BASF Corporation. With BASF, he was responsible for complete operations of the company's $200 million automotive and energy products division that consisted of retail, OEM and traditional business segments in the consumer products and commodity products businesses. Mr. Pitera is a United States Air Force veteran retired with the rank of captain and a recipient of the Bronze Star.

THOMAS  CROSBY  -  DIRECTOR

Mr. Crosby is a sole proprietor who operates under the name Crosby Management as a business and marketing consultant. Since 1991, Mr. Crosby has been involved in the product development of and funding for various infomercials, including the Sterling Spring Water Filter infomercial that aired successfully for over a year and eventually sold at the retail level. Mr. Crosby served as a Director of Sterling Air and Water Inc., which owned the Sterling Spring Water Filter infomercial, from 1992 to 1994. From 1989 - 1996, Mr. Crosby was co-owner and President of Vector Instruments Inc., a company that manufactured and marketed worldwide commercial swimming pool water controls and commercial water treatment systems.

KEITH  SMITH-  CHIEF  FINANCIAL  OFFICER

Mr. Smith obtained his M.B.A. from UCLA and has over 18 years of experience in the direct-to-consumer industry, with areas of expertise in product development, distribution, administrative operations and finance. In addition to serving as Chief Financial Officer of International Commercial Television Inc., Mr. Smith has served since January 1999 as Senior Vice President of Finance & Operations for e-HQ and e-Realbiz.com, where he is responsible for the day-to-day operations of the companies. Prior to joining e-HQ and e-Realbiz.com, Mr. Smith held a management consulting position at K-Tel Direct, Inc., where he oversaw multiple marketing campaigns and overall operations. From 1985 to 1996, Mr. Smith was co-owner, Vice President of Operations and Chief Operation Officer at National Network Marketing, Inc., Maui Productions, an international direct response company with annual sales in excess of 60 million dollars. Mr. Smith is a United States Army veteran retired with the rank of Warrant Officer II and a recipient of the Bronze Star. Mr. Smith was hired as International Commercial Television's Chief Financial Officer in September 2001, and he expects to devote his full attention to the company in the near future.

KEY  EMPLOYEES

GREG  LA  ROZA,  DIRECTOR  OF  INTERNATIONAL  EXPORT  AND  PRODUCT  SOURCING

Since May 2000, Mr. La Roza has served as our Director of International Export and Product Sourcing, where among other things, he assists the company in locating international infomercial operators to air infomercials for products owned by the company in addition to products owned by third parties. From January 1998 to May 2000, he was the Vice President of Export for K-Tel Consumer Products Inc., where he developed and marketed consumer goods via direct response advertising to international distributors on all six continents. From October 1994 to December 1997, he was Manager of US Operations for Regal Shop International, where he negotiated exclusive licensing agreements with major US infomercial/product suppliers for an international direct response advertising community. While working with Regal Shop International, Mr. La Roza managed the procurement division and was responsible for new product development, international procurement and shipping. He also established a distributor network in Latin America, Europe and the Middle East, generating a 50% increase in sales volume.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND SELLING
                                  SHAREHOLDERS

The following table sets forth, as of January 28, 2002, our outstanding common stock owned of record or beneficially by (1) each person who owned of record, or was known by us to own beneficially, more than 5% of our common stock, (2) each executive officer, (3) each director, (4) the Selling Shareholders, and (5) the shareholdings of all executive officers and directors as a group. As of January 28, 2002, we had 10,249,500 shares of common stock issued and outstanding.

                                PERCENTAGE
                       SHARES    OF SHARES                SHARES
                      BENEFIC-    BENEFIC-                BENEFIC-     PERCENTAGE
                       IALLY       IALLY       SHARES      IALLY       OF SHARES
                       OWNED       OWNED       TO BE       OWNED     BENEFICIALLY
                      PRIOR TO    PRIOR TO    SOLD IN    AFTER THE    OWNED AFTER
                        THE         THE         THE      OFFERING    THE OFFERING
NAME                  OFFERING    OFFERING    OFFERING      (1)           (1)
-----------------------------------------------------------------------------------
Kelvin Claney ,       8,532,500        79.4%        --   8,532,500           79.4%
Chief Executive
Officer, Treasurer
and Member of the
Board of Directors
(2)
-----------------------------------------------------------------------------------
The Better Blocks     8,500,000        79.1%   250,000   8,250,000           76.7%
Trust, declared 1
January 1994  (3)
Stephen Jarvis,       1,865,000        18.2%   250,000   1,615,000           15.8%
Member of the
Board of Directors
(4)
-----------------------------------------------------------------------------------
Thomas Woolsey,          80,000           *         --      80,000              *
President,
Secretary and
Member of the
Board of Directors
(5)
-----------------------------------------------------------------------------------
William Flohr,           80,000           *         --      80,000              *
Member of the
Board of Directors
(6)
-----------------------------------------------------------------------------------
Louis J. Basenese,           --          --         --          --             --
Member of the
Board of Directors
(7)
-----------------------------------------------------------------------------------
Richard Pitera,              --          --         --          --             --
Member of the
Board of Directors
(8)
-----------------------------------------------------------------------------------
Thomas Crosby,               --          --         --          --             --
Member of the
Board of Directors
(9)
-----------------------------------------------------------------------------------
Keith Smith, Chief           --          --         --          --             --
Financial Operator
(10)
-----------------------------------------------------------------------------------
All Executive        10,557,000        98.2%   500,000  10,057,000           93.6%
Officers and
Directors as a
Group -  8
Individuals
(11)
-----------------------------------------------------------------------------------

Except as noted below, all shares are held of record and each record shareholder has sole voting and investment power.


                                       14

* Less  than  one  percent.

(1) Assumes the sale of all shares offered by the Selling Shareholders in this offering.

(2) Includes 12,500 shares owned by The Colleen Claney Family Trust, declared October 12, 1996, of which Mr. Claney is a joint trustee. Also includes 8,000,000 shares owned by The Better Blocks Trust, of which Mr. Claney is a joint trustee, and 500,000 options that are currently exercisable by The Better Blocks Trust. Mr. Claney disclaims beneficial ownership of the shares and options owned or controlled by The Better Blocks Trust and the Colleen Claney Family Trust beyond the extent of his pecuniary interest. Mr. Claney's beneficial ownership after the offering will be reduced, depending on the amount of 250,000 shares that are sold on behalf of the Better Blocks Trust as a Selling Shareholder in this offering. Mr. Claney's business address is the same as our executive offices in Boca Raton, Florida.

(3) Includes 500,000 options that are currently exercisable by The Better Blocks Trust. The trustees of the Trust are Kelvin Claney, Robin Jan Claney and William Ainslee Reece. The Better Blocks Trust is a Selling Shareholder. The address for The Better Blocks Trust is Level 4, 9 High Street, Auckland New Zealand, c/o William Ainslee Reece, Trustee, Reece & Co.

(4) Mr. Jarvis is a Selling Shareholder. Mr. Jarvis's business address is 1191 Vito Cruz Extension, Makati City, Metro Manila 1200 Philippines.

(5) Mr. Woolsey's business address is 4220 Wimbledon Drive, Lawrence, Kansas 66047.

(6) Mr. Flohr's business address is 741 A 10th Street, Santa Monica, California 90402.

(7) Mr. Basenese's business address is 5095 SE Williams Way, Stuart, Florida 34997.

(8)  Mr.  Pitera's  business  address  is 5496 SE Reef Way, Stuart, Florida 34997.

(9) Mr. Crosby's business address is the same as our executive offices in Boca Raton, Florida.

(10) Mr. Smith's business address is 1881 Seabreeze Street, Thousand Oaks, California 91320.

(11) Includes 500,000 options that are currently exercisable by The Better Blocks Trust and 250,000 shares being sold by The Better Blocks Trust as a Selling Shareholder.


International Commercial Television's executive offices are located at Suite 203B Kimmen Center, 2300 N. Dixie Highway, Boca Raton, Florida 33431-7657.

There are no arrangements known to International Commercial Television, the operation of which may result in a change of control of the company.


                            DESCRIPTION OF SECURITIES

The  following  is  a  description  of  the material terms of our capital stock.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

COMMON  STOCK

Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of our common stock.

Because the holders of shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available, when and as declared by the board of directors. The board of directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets of the company available to shareholders after payment of all creditors.

Under our articles of incorporation, only the board of directors has the power to call a special meeting of the shareholders, which limits the ability of shareholders to effect a change in control of the company by changing the composition of its board.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing shareholders may be diluted.

PREFERRED  STOCK

The board of directors may determine, in whole or in part, the preferences, limitations and relative rights, within the limits set forth by the laws of the state of Nevada of any class of its preferred stock before the issuance of any shares of that class.

Preferred stock can be used as an anti-takeover measure. The board of directors has exclusive discretion to issue preferred shares with rights that may trump those of its common stock. The board of directors could use an issuance of preferred stock with dilutive or voting preferences to delay, defer or prevent common stock shareholders from initiating a change in control of the company or reduce the rights of common stockholders to the net assets upon dissolution. Preferred stock issuances may also discourage takeover attempts that may offer premiums to holders of the company's common stock.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

Neither Moore Stephens Frazer and Torbet, LLP, Houlihan Lokey Howard & Zukin Financial Advisors, Inc. nor Ogden Murphy Wallace, P.L.L.C. was employed on a contingent basis in connection with the registration or offering of our common stock.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

In  accordance  with Nevada law, our articles of incorporation, filed as Exhibit
3.1 to the registration statement that includes this prospectus, provide that the company may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the company, against such person's costs and expenses incurred in connection with such action so long as he or she has acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the company, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Nevada law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

Our bylaws, filed as Exhibit 3.2 to the registration statement that includes this prospectus, provide that the company will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of the company, absent a finding of negligence or misconduct in office. Our bylaws also permit the company to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not the company has the power to indemnify such person against liability for any of those acts.


                             DESCRIPTION OF BUSINESS

OVERVIEW

We produce long-form and short-form infomercials and sell our proprietary brands of advertised products directly to our viewing audience. The goal of our business plan is to create brand awareness through our infomercials so that these brands and their families of products may be sold in dedicated shelf-space areas by product category in traditional retail stores. We acquire the rights to the products that we market via licensing agreements, acquisition and in-house development. We currently sell these products domestically and internationally via infomercials. Our success is dependent, in part, on our ability to:

     -    source  suitable  direct  response  television  products;

     - produce profitable infomercials that attract and retain viewer interest;

     -    create  brand  awareness  through  our  infomercials;  and

     - capitalize on the brand awareness we create in our infomercials to sell the products featured in our infomercials, along with related families of products, in traditional retail stores under our established brands.

We currently produce short-form and long-form infomercials. A short-form infomercial is a 30-second, 60-second, or 120-second direct response commercial, while a long-form infomercial is a 28-minute-and-30-second direct response commercial. Short-form infomercials generally feature products that can be explained or demonstrated in two minutes or less, with a selling price of $29 or less. Long-form infomercials generally feature products with a selling price of $30 - $300 and are generally unique, with more benefits and features, and thus a need for lengthier demonstrations and explanations.

While our domestic division was our primary revenue source for the fiscal year ended December 31, 2000, our international division is currently our primary revenue source. Approximately 33% of our sales for the fiscal year ended December 31, 2000, and 99% of our sales for the nine months ended September 30, 2001, were generated from products sold on international infomercials. Our focus for the year 2001 shifted to the international market for several reasons. First, we perceived a high demand for infomercial products in the international market. Second, our management has relationships with several international infomercial operators, and we thought we could use those relationships to our advantage, especially when marketing third party products. Third, we decided to postpone marketing Derma Wand, one of our primary products, in the United States until we obtain FDA clearance, but we do have clearance to market Derma Wand internationally. Finally, many of our infomercials for our primary products are in need of updating, and we felt we should wait until we have the funding to modernize the infomercials before we air them in the United States. Although we plan to continue to devote attention to and to expand our international operations, we expect the vast majority of our revenue in the future to come from domestic sales.

In addition to products that we own or have the exclusive license to market (which we refer to as "our products" or "our own products"), we act as the international distributor for products owned by third parties (which we refer to as "third party products"). For third party products, we locate international infomercial operators to sell the product, and we receive either a royalty or the difference between the price at which we sell the product to the international infomercial operator and the price at which we acquire the product. In most instances, there are previously existing infomercials for the third party products. We generated approximately 5% of our total revenue for the year ended December 31, 2000, and approximately 68% of our total revenue for the nine months ended September 30, 2001, from the sale of third party products.

We are a Nevada corporation, and our headquarters are located at Suite 203B Kimmen Center, 2300 N. Dixie Highway, Boca Raton, Florida 33431-7657.

CORPORATE  HISTORY

Our predecessor, The Gun Store, Inc., was incorporated in Montana on February 11, 1993. On June 25, 1998, The Gun Store, Inc. reincorporated in Nevada under a voluntary share exchange with Moran Dome Exploration, Inc., a Nevada corporation. Moran Dome was incorporated on June 25, 1998. Under the exchange, The Gun Store's 100 issued and outstanding shares of common stock were exchanged pro rata for 1,000,000 shares of Moran Dome Exploration, Inc. common stock. At the same time, Moran Dome entered into an agreement with Canadex Ventures Inc. for the rights to market, manufacture and use oxygen-enriched water for mining and mineral extraction in Alaska. The agreement with Canadex terminated on or about December 1998. Moran Dome entered into a similar agreement with David R. Mortenson & Associates in April 1999, for the license to manufacture and use a product known as Biocatalyst for mining, mineral extraction and ore processing. Moran Dome did not adequately exploit the rights granted by David R. Mortenson & Associates, and those rights lapsed.

In April 2000, Moran Dome entered into and closed a share and option purchase agreement with Kelvin Claney, Robin Jan Claney and William Ainslie Reece, in their capacity as trustees of The Better Blocks Trust, which owned or controlled all of the equity interest in Windowshoppc.com Limited, R.J.M. Ventures Limited and Better Blocks International Limited. Under the agreement, Moran Dome purchased all of the equity interest in Windowshoppc.com Limited and R.J.M. Ventures Limited and an option to purchase all of the equity in Better Blocks International Limited, as well as a license to all of the assets owned by Better Blocks International Limited. The purchase price under the agreement was 8,000,000 shares of Moran Dome's common stock and a $590,723 promissory note. The option exercise price is the issuance of another 500,000 shares of our common stock.

Following the transaction with The Better Blocks Trust, our objective has been to acquire products by either licensing arrangement or acquisition that are suitable for profitable direct response television advertising.

In March 2001, we amended and restated our articles of incorporation and changed our name from Moran Dome Exploration, Inc. to International Commercial Television Inc.

INDUSTRY  OVERVIEW

In 1984 the Federal Communications Commission (FCC) repealed its limitations on advertising minutes per hour, which permitted the sale of 30 minute blocks of television advertising and the birth of the infomercial industry. Prior to 1984, it was virtually impossible to produce a television infomercial, because the maximum allowable minutes of commercial messages per hour was only 16 minutes under FCC standards. By the 1980s, the cable television industry was no longer regulated, which resulted in a rapid abundance of cable channels. The increase in cable channels meant there was more available media time. The producers of infomercials capitalized on this by purchasing media time from cable channels to air their infomercials. The infomercials combined the concepts of retail marketing and direct response marketing into a talk-show-type format. In the 1980s, increased attention from the FTC, as well as from federal and state consumer protection agencies, led to more stringent regulation of the industry and the development of the National Infomercial Marketing
Association (now the Electronic Retailing Association) as a self-regulatory organization. Infomercials and home shopping channels soon became a widely accepted manner by which to obtain information regarding products and services and to purchase products and services from home. As time has progressed, the infomercial industry has grown steadily to include a greater variety and quantity of products marketed through infomercials.

MARKET  OPPORTUNITY

     DIRECT  RESPONSE  TELEVISION  INDUSTRY

The direct response television industry continues to grow. According to a study by the Direct Marketing Association, which was coordinated by the WEFA Group, consumer sales in the United States from direct response television grew from $42.1 billion in 1995 to $69.8 billion in 2000, a 10.6% year-over-year growth rate. Sales for 2005 are projected to reach $101.8 billion.

     TRADITIONAL  US  RETAIL  MARKET

According to the U.S. Census Bureau, the total value of U.S. retail sales for the year 2000 was $3.08 trillion. Census data provides that retail sales of automotive parts and accessories (including tire stores) amounted to $73.6 billion; sales of household appliances amounted to $12.3 billion; sales of hardware appliances amounted to $14.7 billion; and sales of health and personal care products amounted to $158.5 billion. These figures represent the value of goods purchased in retail stores under each category and do not include electronic shopping or mail order shopping.

THE  INTERNATIONAL  COMMERCIAL  TELEVISION  SOLUTION

We have noticed that many of our competitors who produce successful infomercials fail to capitalize on that success by associating the products featured in their infomercials with a particular brand. We think that there is a unique opportunity to do so. Our goal is to create several brands of products and to introduce our brands of products to the market by airing infomercials featuring one or a few anchor products for each particular brand. As our brands achieve recognition through the infomercial of the anchor product(s), we plan to sell the anchor product(s) and related families of products under those brands in traditional retail stores. Our objective is to have our brands of proprietary products sold in retail stores in dedicated shelf space areas by product category. We are currently developing the infrastructure we will need to develop our brands and to take families of products under those brands to the traditional retail environment.

OUR  PROPOSED  BRANDS  AND  CURRENT  PRODUCTS

We continually seek to develop, acquire or obtain the license to consumer products that we feel can be distributed and marketed profitably, especially in the retail environment. Our success depends, in part, on our ability to market products that appeal to viewers and that can be easily associated with a particular brand. In order to succeed, we must also be cognizant of the need to identify new products to supplement and possibly replace our existing product lines as they mature through product life cycles.

We feel that our product development and marketing department is the backbone of our company. We put forth extensive effort to research and develop new products that are unique and that will be suitable both for direct response marketing in infomercials and for sale in traditional retail stores. Our development of new product ideas stems from a variety of sources, including inventors, trade shows, strategic alliances with manufacturing and consumer product companies, industry conferences, and the continuous review of new developments within targeted brand and product categories. In addition, we also receive unsolicited new product proposals from independent parties.

Our Chief Executive Officer, Kelvin Claney, has been sourcing products since 1984 and has made contacts over the years with trading companies, manufacturers and manufacturers' representatives in Hong Kong, Taiwan, United Kingdom, Israel, South Africa, Australia, New Zealand, Canada and the United States. These parties often forward newly-developed products to Mr. Claney to promote and bring them to the marketplace through direct response marketing.

Mr. Claney and his personal representatives have also attended consumer trade and home shows throughout the world, including England, Italy, Germany, France, Israel, Finland, Australia, New Zealand, Canada and the United States. Over the years on such visits, Mr. Claney has established contacts with persons who actively sell and promote various new products and look to have a direct response company market them.

Individual inventors looking to find a direct response marketer to help launch their product are also referred to us by persons Mr. Claney and our management team have come to know over the years through working in the direct response marketing industry.

The Company also internally generates ideas for new products it wishes to develop. If the Company has an idea for a product, it will present prototype specifications to one of its manufacturers to develop a prototype, and the Company will then evaluate the feasibility of selling the product through an infomercial.

When we evaluate a product for its suitability for an infomercial, we consider how appropriate it is for television demonstration and explanation and how consumers will perceive the value of the product. Part of our selection criteria for new products is as follows:

     - The product must be capable of being profitable in a direct response television advertising environment, i.e., the product is capable of standing a four-to-five mark-up ratio (determined by dividing retail price by cost of goods), while still representing good perceived value to the consumer;

     - The product must have the possibility of being sold in traditional retail stores under a particular brand;

     -    The  product  must  be  well-suited  for  display  on  television;

     - The product must have a unique "hook" to it so that it catches the attention of the viewer;

     - The product must have unique features and what the consumer considers to be "amazing" benefits;

     - The product must be demonstrable. In our experience, the more we can visually demonstrate how the product will change the consumer's life and has compelling, real person testimonials to support it, the greater the opportunity that it will be profitable;

     -    The  product  must  have  mass  audience  appeal;

     -    The  product  must  be  relatively  easy  to  ship;  and

     - The product, in its present form, should be currently otherwise unavailable in the marketplace.

We currently have trademark applications pending with the U.S. Patent and Trademark Office for the following product family brands: Beauty Fx, Home Fx, Fun Fx and Kitchen Fx. We expect to know if our trademarks are accepted by April 2002. In addition, we have a trademark application pending for Auto XL. We received the trademark and the application for the trademark via an assignment from Dimensional Marketing Concepts.

     BEAUTY  FX  AND  DERMA  WAND

If our trademark for Beauty Fx is granted, we intend to market a line of health, beauty, skin care, nail care and cosmetic products under the Beauty Fx brand. We plan to anchor the Beauty Fx brand with a product called Derma Wand. Derma Wand is a compact, completely hand-held, high-frequency skin care appliance that is designed to reduce fine lines and wrinkles and improve overall skin appearance by producing enriched oxygen (ozone) to sterilize the skin.

We have a worldwide, non-exclusive license from Omega 5 Technologies to manufacture, market and distribute Derma Wand. We began to market Derma Wand in April 2000. Approximately 63% of our revenue for the year ended December 31, 2000, came from sales of Derma Wand during our test-market phase. Upon completion of our test-market of Derma Wand, we decided to postpone selling it in the United States, because we were concerned that it might be classified by the FDA as a medical device under the FDC Act, which requires pre-market approval clearance. We are currently working with Omega 5 Technologies to obtain this clearance from the FDA, as is more fully described under the section entitled "Government Regulation." We hope to have this clearance within the next fiscal year.

After our United States test market of the Derma Wand infomercial, we began to focus on the international market. For the nine months ended September 30, 2001, we generated approximately $171,000 in revenue from international sales of Derma Wand. The price consumers pay for Derma Wand varies from country to country, however, it generally ranges from approximately $100-$120.

We anticipate that Derma Wand, and related lines of health, beauty, skin care, nail care and cosmetic products under the Beauty Fx brand, will be our primary source of revenue for the short term. If we are granted our trademark for Beauty Fx, we will adapt our infomercial and packaging for Derma Wand to say that Derma Wand was brought to the consumer by Beauty Fx. If we are not granted the Beauty Fx trademark, we will seek a different brand name for Derma Wand and its related products.

     HOME  FX  AND  SMART  STACKS

If our trademark is granted for Home Fx, we intend to market various housewares and home products under the Home Fx brand. We plan to anchor the Home Fx brand with Smart Stacks. Smart Stacks is a rotating storage system composed of layers of clear plastic trays that stack on top of each other with an opaque base lid and top tray lid. The trays may be stacked as high or low as needed, enabling the system to be tailored to fit into different sizes of cupboards or spaces. At the back of each tray is a round spindle that enables each tray to independently rotate out, such that any one tray in the stack may be opened without dissembling the whole stack. Smart Stacks has the ability to be used as a freestanding or transportable snack and appetizer server. Each clear tray has a removable divider running across it so that the tray may be divided in half in order for two different foods to be stored in the same tray. The system is designed so that individual food odors from each tray will not be transferred to the food in another tray. Smart Stacks may be used for wet food storage in the refrigerator, but also may be used to store a variety of other household items such as dry food, hardware, toys, fishing tackle, cosmetics, stationary and sewing aids.

Prior to April 2000, Smart Stacks was sold by a licensee of our subsidiary, R.J.M. Ventures Limited. The first infomercial for Smart Stacks aired in 1998. To date, we estimate that over one million individual sets of Smart Stacks have been sold throughout South Africa, New Zealand, Japan, Philippines, Spain, Eastern Europe, Germany and the United States. The sales price that consumers pay for Smart Stacks ranges from approximately $29.95 to $39.95.

Our marketing efforts to date with regard to Smart Stacks have focused on the international market. Smart Stacks generated approximately 11% of our total revenue over the fiscal year ended December 31, 2000, and 15% of our total revenue for the first nine months of 2001. We plan to market Smart Stacks domestically in the third quarter of 2002, after we have re-edited the infomercial for re-airing. We will also continue to market Smart Stacks internationally. If we are granted the trademark for Home Fx, we will adapt the infomercial and packaging of Smart Stacks to say that Smart Stacks was brought to the consumer by Home Fx. If we are not granted the Home Fx trademark, we will seek a different brand name for Smart Stacks and its related products.

     FUN  FX  AND  BETTER  BLOCKS

If our trademark application is granted for Fun Fx, we intend to market toys, games and other types of home entertainment under the Fun Fx brand. We plan to anchor the Fun Fx line of products with Better Blocks. Better Blocks is a plastic children's building block system, which, unlike conventional building systems, will bend shape, curve and move. The standard set of Better Blocks is designed for children three years of age and older, while Bigger Better Blocks, which are eight times bigger than the standard Better Blocks, are available for children zero to three years of age. The range of Better Blocks has expanded over the years due to developments in the plastics industry. Better Blocks was first offered in only primary colors, but now is available in glow-in-the-dark, sparkle, and magic color-changing colors.

We acquired the exclusive, royalty-free worldwide license to manufacture, market and distribute Better Blocks under the Share and Option Purchase Agreement with The Better Blocks Trust in April 2000. The Better Blocks infomercial was conceived and developed in 1992 by Kelvin Claney, our chief executive officer and director, and the first infomercial for Better Blocks aired on the Nickelodeon national cable system that year. Various versions of Better Blocks infomercials aired during the 1990s, both domestically and internationally. In one instance on a special 24-hour promotion on QVC-USA, a live home shopping channel, Better Blocks products generated approximately $1.3 million in gross revenue. In addition to the United States, Better Blocks infomercials have aired in Canada, the Middle East, Russia, China, France, Finland, Poland, Hungary, South America, Britain, Australia and New Zealand. The sales price of Better Blocks depends on the type of Better Blocks purchased, but generally ranges from $29.95 to $59.95. For the year ended December 31, 2000, Better Blocks generated approximately 21% of our total revenue. For the nine months ended September 30, 2001, we did not generate any revenue from Better Blocks, because the Better Blocks longform infomercial is in need of modernization and we decided not to air it. We expect to modernize the long-form better Blocks infomercial in the first quarter of 2002, and expect to air it in the beginning of the second quarter of 2002. We granted TelAmerica Media Incorporated ("TAM") the exclusive right to air a shortform Better Blocks infomercial from September 30, 2001 to December 29, 2001, in exchange for a royalty of $1.50 for each 1000-piece Better Blocks kit sold. The 1000-piece combination pack of Better Blocks includes rainbow-colored blocks, sparkle blocks, glow-in-the-dark blocks and magic color-changing blocks. Although TAM's exclusive right to sell Better Blocks ended on December 29, 2001, we have verbally agreed that TAM may sell any excess inventory on a non-exclusive basis on QVC-USA's "Christmas in July" promotion in July 2002. If we are granted the Fun Fx trademark, we will adapt our infomercial and packaging to say that Better Blocks was brought to the consumer by Fun Fx. If we are not granted the Fun Fx trademark, we will seek a different brand name for Better Blocks and its related products.

     KITCHEN  FX

If our trademark application is granted for Kitchen Fx, we intend to market a line of kitchen appliances and utensils under the Kitchen Fx brand. We are in the initial stages of development of a cooking device based on a patent that we were assigned. We plan to have a working model of the cooking device ready in the last quarter of 2002 and to produce an infomercial for it in the first quarter of 2003. Presently, we are evaluating different products, including the cooking device, in the kitchen product category to determine a suitable anchor product to launch under the Kitchen Fx brand. If we are not granted the Kitchen Fx trademark, we will seek a different brand name for our intended kitchen product line.

     AUTO  XL

We have an application for registration pending with the U.S. Patent and Trademark Office for the trademark Auto XL. We received the trademark and the application for its registration via an assignment from Dimensional Marketing Concepts, Inc. in November 2001. We intend to market a range of automotive products under the Auto XL brand, beginning with a protective paint sealant. We have completed development of a prototype of the paint sealant and intend to begin production of an infomercial for it by the end of the first quarter of 2002. We plan to expand the product line under the Auto XL brand by developing a full range of paint sealants and other automotive beauty products, in addition to individual specialized additive products for treating engines, powertrains, gasoline and fuel systems. We expect our products that we market under this brand to generate a significant amount of our total revenue beginning in 2002.

THIRD  PARTY  PRODUCTS

In the nine months ended September 30, 2001, and in the year 2000, we rolled out the following third party products in the international market: Cybersonic, Fight The Fat, Aussie Nads, Auto Hammer and Mojave Sunglasses. Our rights to these third party products are in the form of informal licenses from the owners of the products to act as the international distributor. As the international distributor, we locate international infomercial operators to air the infomercials, and we receive either royalties from the sales of the products or the difference between the price at which we sell the product to the international infomercial operator and the price at which we acquire the product. The majority of our total revenue for the nine months ended September 30, 2001, came from the sales of third party products, which consisted primarily of Cybersonic and Fight the Fat.

MARKETING,  SALES,  PRODUCTION  AND  DISTRIBUTION

We use infomercials as an initial means to advertise and promote our products, because we feel that infomercials communicate information to a mass market of television viewers in a cost-effective way that creates brand awareness and produces future sales in traditional retail stores. We generally air infomercials in non-peak time slots because media costs are less than peak-time slots. We believe infomercials:

     -    educate  the  consumer;

     -    develop  brand  recognition;  and

     - allow us to easily measure the results of our marketing efforts so that we can continually market our products on a commercially viable basis.

Infomercials allow us to demonstrate our products so that the consumer has an opportunity to gain an understanding of the functionality and usefulness of the product. With new products, there is a strong need for consumer education, and we feel that infomercials are an effective educational tool.

More importantly, we feel that infomercials create brand recognition. Viewers of a long-form infomercial are exposed to the name and features of a particular brand and product for nearly thirty minutes. We think that this brand recognition will make it easier to market the featured product in the retail environment, because consumers who have seen our infomercials will already have been exposed to the brand. We expect other products within the featured product's family to benefit from brand association in the retail environment. We believe this introduction of product family brands through infomercials will save much time, money and effort that we would otherwise have to spend on marketing if we were to introduce our products to traditional retail without airing the infomercials first.

We also think infomercials are an easy means by which to measure the success of our marketing efforts. We can measure how successful an infomercial is or will be by doing a media test. If the product performs well during test marketing, we can increase the media time for the infomercial. We can also target certain markets by buying media time in particular locations or cities. The products we sell via our infomercials may do well in some markets, but not in others. When orders are placed, we gather demographic information about the purchaser and use this information to determine our future target markets. If a particular infomercial is not generating positive results, we will either stop airing it, or we will decrease our media spending in order to minimize losses.

We contract with several independent companies to manufacture our products. In general, we place an order with the manufacturer and we pay the manufacturer cash upon shipment of the goods. In some instances, we provide the manufacturer with an advance payment to cover a portion of the manufacturers' costs, and we pay the balance after the goods are shipped. Alfred Holt and Co. Ltd. in New Zealand is our Better Blocks manufacturer. Creative Plus Ltd. in China is currently our manufacturer of Smart Stacks and Derma Wand. Protec Co. Ltd. in Taiwan manufactures Cybersonic.

We contract with West Telemarketing to answer phones and capture orders for products sold through our infomercials. Our storage of inventory and fulfillment of orders is performed by Innovative Chemical Corporation, a contract fulfillment company in New York. We contract out these functions to keep our fixed overhead costs to a minimum and to maximize our time for implementing our business plan.

We generally fulfill our orders within 30-50 days of the date customers order our products. If for some reason we are unable to fulfill an order within 50 days of the date of a customer's order, then we provide the customer with a letter explaining the reason for the delay. The letter will also provide the customer with a revised shipping date not to exceed 30 days, and will offer the customer an option to either consent to the delay in shipping or to cancel their order and receive a prompt refund.

     INFOMERCIAL  PRODUCTION

We contract with independent production companies to produce our infomercials. We have relationships with several independent producers, and we contract out such functions as a way to keep our overhead to a minimum. The production companies generally work for cost plus a royalty of between one to two percent of sales, not including shipping and handling. Such royalties are usually paid out over the sales life of the product. In the case of our own products, we are responsible for paying the royalties to our production companies, whereas in the case of third party products, the owner of the third party product is responsible for paying royalties to the company that produced its infomercial. We, along with the owner or inventor of the product, as the case may be, will generally have input in the production process. We utilize a company specialist to oversee all scripting, filming and editing of the infomercial, and we take great care to ensure that the infomercial is produced in such a way that it can easily be adapted to international markets.

     MEDIA  TESTING

Once the infomercial is produced, we build up or acquire a small amount of inventory and purchase $10,000-$20,000 worth of media time through one of our preferred direct response television specialist media agencies to test the infomercial in select target markets. The agencies generally have comprehensive records of the markets and time slots in which certain product categories have historically sold well. The agencies also have comprehensive tracking and analyzing programs to test and track the sales response in the markets where we air our infomercials. The agencies will provide us with a report showing the amount of revenue generated from the infomercial as a ratio to media dollars spent. For example, a 1:2.5 ratio means that for every $1.00 spent on media, $2.50 was generated in sales. We take this information, along with other things such as cost of goods, fulfillment charges, telemarketing costs, insurance, returns, credit card commissions and shipping costs and generate our own reports to assess the success of the infomercial in our target markets.

     PRODUCT  ROLL-OUT

If a positive result is achieved during media testing, we will begin to build up inventory of the product and "roll out" the infomercial on a wider scale by increasing media spending on a weekly basis until a point just before returns diminish. When we roll out infomercials, we generally spend around $75,000-$100,000 per week for media time for a long-form infomercial and a minimum of $50,000 per week for a short-form infomercial. We monitor results, payoffs and profitability of our infomercials on a daily basis and aim to be very cautious as to when and how we go about rolling out our infomercials.

In our experience, a "good average" infomercial, which we define as having a media ratio of 1:2.5, will have a life span of 8 to 12 months and will, at its peak, sustain $150,000-$200,000 in media spending per week. A "hit" infomercial, which we define as having a media ratio of 1:4 or greater, will have a life span of 12 to 24 months, and at its peak, will sustain $600,000-$700,000 in media spending per week.

     INTERNATIONAL  SALES

The goal of our international division is to establish solid distribution relationships in each country where we air infomercials. By doing so, we can tailor our products and production for each individual region, and forge relationships with local experts and established companies that are intimate with the marketplace. When a product that was domestically sold in an infomercial is prepared for international distribution, the international infomercial operator will dub the infomercial, develop product literature in the appropriate foreign language and review the infomercial's compliance with local laws. The international infomercial operator will then test the infomercial and roll it out on a larger scale if the test marketing is successful. We believe that almost every well-produced infomercial will produce profitable margins somewhere internationally, even if it has failed in the United States.

For the nine months ended September 30, 2001, international sales were our largest revenue source. Although we do not expect international sales to be our primary source of revenue in the future, we do expect to continue to devote attention to the international market and to have our infomercials aired internationally on a daily basis to millions of people through our strategic alliances that we have and will continue to develop throughout the world. We are working to leverage our line of products that we market internationally and test which shows sell best in each country and region. We have recruited Greg La Roza, a specialist with eight years of experience in international distribution, to be our director of international export and product sourcing. Mr. La Roza's contacts and relationships in the international infomercial industry have been a tremendous benefit for our business.

     TRADITIONAL  RETAIL  SALES

We aim to capitalize on the brand and product awareness we create through our infomercials by selling our proprietary brands of products and related families of products under those brands in dedicated shelf-space areas by product category in traditional retail stores. We believe that traditional retail sales are a logical step to take after we create brand and product awareness through our infomercials, because we will not have to incur any significant marketing costs and expenses that consumer product companies would otherwise have to incur when introducing their products to the traditional retail environment.

We are currently working toward creating the infrastructure that we will need in order to take our brands and products to the traditional retail environment. In August 2001, we entered into an agreement with Dimensional Marketing Concepts, Inc. to act as an independent sales representative to manage the promotion, marketing and sale of certain of our products into retail channels of trade in the United States and Puerto Rico. We plan to enter the retail environment by the fourth quarter of 2002.

     OTHER  DIRECT  RESPONSE  SALES  METHODS

Once we have rolled out a product in an infomercial, we prepare to distribute the product via other direct response methods, such as mail order catalogs, direct mail, credit card statement inserts and live appearances on television home shopping channels, such as QVC. We believe that this is an additional means by which to use the brand awareness we create in our infomercials, and to reach consumers who might not watch television. These other direct response methods also extend the time period during which each of our products can generate revenue.

CUSTOMER  SERVICE

We aim to provide our customers with quality customer service. We generally offer an unconditional 30-day money back return policy to purchasers of our products. Our policy is to investigate the cause of returns if returns begin to undermine our expectations for a product's profitability. We have not performed any such investigations because our return ratios have generally been tolerable, in the range of three to five percent.

COMPETITION

We compete directly with several established companies that generate sales from infomercials and direct response television, as well as small independent direct response television producers. Our competitors also include companies that make imitations of products at substantially lower prices. Products similar to ours may be sold in department stores, pharmacies, general merchandise stores, magazines, newspapers, direct mail advertising, catalogs and over the Internet. Many of our major competitors, which include Reliant Interactive Media Corp., Infotopia Inc. and Guthy-Renker Corp., have substantially greater financial, marketing and other resources than us.

We expect that we will face additional competition from new market entrants and current competitors as they expand their direct marketing business models. The barriers to entry in the infomercial industry are fairly low, but there are many difficult hurdles for young entrants to overcome if they are to be successful in the long-term. To be competitive, we believe we must respond promptly and effectively to the challenges of technological change, evolving standards and our competitors' innovations. We must also source successful products, create brand awareness and utilize good sales pitches for our products. We believe that although we have a limited operating history, we are strategically positioned to compete because of our management's experience and strong relationships in the industry. In addition, we feel that associating our products with particular brands and focusing on the traditional retail environment, as we intend to do, will give us a competitive advantage over traditional infomercial companies who fail to capitalize on the consumer awareness they create via their infomercials.

INTELLECTUAL  PROPERTY

Our success is dependent, in part, upon our proprietary rights to our primary products. The following consists of a description of our intellectual property rights.

     -    TRADEMARKS

          We have several registered trademarks for Better Blocks in countries throughout the world. The United States Patent and Trademark Office has accepted our statement of use for Smart Stacks, and we expect the trademark for Smart Stacks to be registered in due course. In addition, on August 21, 2001, we filed trademark applications with the United States Patent and Trademark Office for Beauty Fx, Fun Fx,
          Kitchen Fx and Home Fx. We expect to know if our trademark applications for these brands have been accepted by April 2002. In addition, we received via an assignment from Dimensional Marketing Concepts, Inc. the trademark known as Auto XL, an application for which is presently pending with the U.S. Patent and Trademark Office.

     -    PATENTS

          We have patents for the toy building elements of Better Blocks in several countries throughout the world. We also have the nonexclusive right to the use of the United States patent for Derma Wand, belonging to Omega 5 Technologies, Inc., as is necessary to manufacture, market and distribute Derma Wand. In addition, we have the patent for a cooking apparatus that we are currently developing a prototype for and intend to market under the Kitchen Fx brand, if the Kitchen Fx trademark is granted.

     -    COPYRIGHTS

          We have copyright registrations for all versions of our infomercials for Better Blocks and Smart Stacks.

     -    REGISTERED  DESIGNS

          We have registered designs for Better Blocks in several countries throughout the world.

There can be no assurance that our current or future intellectual property rights, if any, will not be challenged, invalidated or circumvented, or that any rights granted under our intellectual property will provide competitive advantages to us. In addition, there can be no assurance that claims allowed on any future patents will be sufficiently broad to protect our products. The laws of some foreign countries may not protect our proprietary rights to the same extent as do the laws of the United States. We intend to enforce our proprietary rights through the use of licensing agreements and, when necessary, litigation. Although we believe the protection afforded by our patents, trademarks, copyrights and registered designs has value, rapidly changing technology and industry standards make our future success depend primarily on the innovative skills, expertise, and management abilities of our team rather than on patent and trademark protection.

     ROYALTY  AGREEMENTS

In April 2000, we assumed from R.J.M. Ventures Limited and Better Blocks International Limited, by virtue of the Share and Option Purchase Agreement we signed with The Better Blocks Trust, the obligation to pay royalties on the sales of Smart Stacks and Derma Wand under the following agreements:

     SMART  STACKS

          - Under a manufacturing, marketing and distribution agreement with Audrey Watson, the inventor of Smart Stacks, we are obligated to pay Ms. Watson royalties of between 2-5% of the net sales of Smart Stacks. The agreement terminates in May 2003.

          -    Under  a  production  agreement  with  the  Broadcast  Arts Group
               ("BAG"), we are obligated to pay BAG royalties at a rate of between 2% to 2.5% of adjusted gross revenues from the sale of Smart Stacks. We may terminate the contract with written notice if we elect not to air the infomercial and market the product.

     DERMA  WAND

          - Under a marketing and royalty agreement with Omega 5 Technologies ("Omega 5"), the developer of Derma Wand, we are obligated to pay Omega 5 a royalty at a rate of $5.00 per unit for sales in the United States and $2.50 per unit for sales outside the United States. The agreement is silent as to its duration.

          - Under a production agreement with BAG, we are obligated to pay royalties to BAG at a rate of: (i) 2% of our adjusted gross revenue from the sales of Derma Wand to consumers in the United States in direct response to airings of the infomercial; (ii) $1.00 for each unit sold in the United States to consumers via all other means; (iii) 5% of the wholesale selling price to home shopping retailers to which BAG renders wholesale coordination services; (iv) 2% of the selling price to televised home shopping retailers as to which BAG does not render coordination services; and (v) $0.75 per unit sold outside of the United States. This agreement terminates on August 31, 2002.

          - Under an endorsement agreement with Susan Luigs Crenshaw, we are obligated to pay Ms. Crenshaw a royalty of $0.50 per unit sold, with a maximum royalty payment of $6,500 for any one calendar quarter if we only air the Derma Wand internationally. If the Derma Wand infomercial is rolled out in the United States, then the fee reverts back to a flat $6,500 per quarter.

On August 10, 2001, we entered into an agreement with TelAmerica Media Incorporated ("TAM"), under which we granted TAM the right to exclusively sell Better Blocks products by way of direct response television advertising using an infomercial owned by us for the period of September 30, 2001, to December 29, 2001. Under the agreement, TAM is obligated to pay us a royalty of $1.50 per each sale of a 1000 piece Better Blocks kit. Although the agreement terminated on December 29, 2001, we have verbally agreed to give TAM the non-exclusive right to sell any excess Better Blocks inventory it has on QVC-USA's "Christmas in July" promotion in July 2002.
On a limited basis, we receive royalties from international sales of third party products that we market, which are usually based on oral agreements.

GOVERNMENTAL  REGULATION

We are subject to regulation by a variety of federal, state and local agencies, including the Federal Trade Commission, the Federal Communications Commission, the Consumer Product Safety Commission and the FDA under the FDC Act. The government regulations to which we are subject vary depending on the types of products we manufacture and market. As we begin to market a broader variety of products and services, we may become subject to regulation by additional agencies.

Some of our products, such as Derma Wand, are or may be classified in the United States as a medical device under the FDC Act, which requires a pre-market approval application or clearance before the medical device can be marketed. We are currently working with Omega 5 Technologies to obtain FDA clearance for Derma Wand through a 510(k) notification, under which the FDA determines that a medical device is "substantially equivalent" to an existing, legally marketed predicate device or a predicate device marketed before May 28, 1976. Clinical testing of certain devices may be required as part of the 510(k) process. There can be no assurance that the FDA will find a device substantially equivalent and allow marketing of the device. Even if the device is found substantially equivalent, the clearance process may be delayed. In addition, any medical device we manufacture or distribute under FDA clearances or approvals is subject to pervasive and continuing regulation by the FDA.

As an electrical product, while not required by law in the United States, prudence dictates that Derma Wand comply with a recognized electrical safety standard. Derma Wands that are manufactured in Canada receive a Certificate of Compliance from CSA International, which meets the requirements for North America, of CSA standard C22.2 No. 125-M1984 and UL standard No. 1431. Derma Wands that are manufactured in China are manufactured to the above CSA and UL standards but have not been granted a CSA Certificate of Compliance because a final review of the factory has not been performed by CSA inspectors. We anticipate that this review will be completed if the 510(k) certification is granted and the product is needed to be imported from China into the North American market.

International regulatory requirements for sales of devices such as Derma Wand vary from country to country. Currently we obtain certifications that are necessary to market Derma Wand internationally from Omega 5 Technologies, so that all products manufactured in China may have the "CE mark" affixed. This "CE mark" enables the Derma Wand to be sold freely in Europe and most other countries outside of the United States.

We are also subject to the Federal Mail/Telephone Order Rule. Under the Mail/Telephone Order Rule, it is an unfair or deceptive act or practice for a seller to solicit any order for the sale of merchandise to be ordered by the buyer through the mails or by telephone unless, at the time of the solicitation, the seller has a reasonable basis to expect that it will be able to ship the ordered merchandise to the buyer within 30 days after the seller's receipt of a properly completed order from the buyer. If the buyer uses credit to pay for the merchandise, the time period within which the seller must ship the merchandise to the buyer is extended to 50 days. Under the Mail/Telephone Order Rule, the seller, among other things, must provide the buyer with any revised shipping date. If the seller is unable to fulfill an order within 30 or 50 days, as the case may be, then the seller must provide the buyer an option either to consent to a delay in shipping or to cancel their order and receive a prompt refund.

There can be no assurance that new laws, rules, regulations or policies that may have an adverse effect on our operations will not be enacted or promulgated at a future date.

EMPLOYEES

We currently employ a total of three employees, all of whom are full-time. We consider our labor relations to be good. None of our employees are covered by a collective bargaining agreement. If our business grows as we project, we anticipate hiring up to ten new employees in the next fiscal year.

RESEARCH  AND  DEVELOPMENT

Our research and development expenses were approximately $169,000 for the year-ended December 31, 2000, and approximately $3,200 for the nine months ended September 30, 2001. Our research and development costs have consisted of efforts to discover and develop new products and the testing and development of direct-response advertising related to these products.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with the financial statements and notes to the financial statements included elsewhere in this Prospectus. The following information contains forward-looking statements.

OVERVIEW

International Commercial Television Inc. was incorporated as Moran Dome Exploration, Inc. on June 25, 1998. We had limited operations and assets until April 2000, when we entered into and closed a Share and Option Purchase Agreement with Kelvin Claney, Robin Jan Claney and William Ainslie Reece, in their capacity as trustees of The Better Blocks Trust. When the share and option purchase agreement with The Better Blocks Trust closed, we began our operations as an infomercial company selling products directly to consumers via long-form and short-form infomercials, both domestically and internationally. We market products that we own or have the exclusive license to market (which we refer to as "our products" or "our own products"), and we also act as the international marketing distributor for products owned by third parties (which we refer to as "third party products"). As the international marketing distributor for the third party products, we take previously existing infomercials for third party products, locate international infomercial operators to sell the products featured in the infomercials, and we receive either a royalty or the difference between the price at which we sell the product to the international infomercial operator and the price at which we acquire the product.

Although we currently sell products through infomercials, the goal of our business plan is to use the brand awareness we create in our infomercials so that we can sell the products featured in our infomercials, along with related families of products, under distinct brand names in traditional retail stores.

Our goal is to have these families of products sold in the traditional retail environment in shelf-space dedicated to the product category. We are developing the infrastructure to create these brands of products so that we can implement our business plan.

Fluctuations in our revenue are driven by changes in our product mix. Revenues may vary substantially from period to period depending on our product line-up. A product that generates revenue in one quarter may not necessarily generate revenues in each quarter of a fiscal year for a variety of reasons, including the product's stage in its life-cycle, the public's general acceptance of the infomercial and other outside factors, such as the general state of the economy.

Just as fluctuations in our revenues are driven by changes in our product mix, our gross margins from period to period depend on our product mix. Our gross margins vary according to whether the products we are selling are primarily our own products or third party products. As a general rule, the gross margins for our own products are considerably higher based on proportionately smaller cost of sales. For third party products, our general experience is that our gross margins are lower, because we record as cost of sales the proportionately higher cost of acquiring the product from the manufacturer. Within each category (i.e., our own products versus third party products), gross margins still tend to vary based on factors such as market price sensitivity and cost of production.

Many of our expenses for our own products are incurred up-front. Some of our up-front expenditures include infomercial production costs and purchases of media time. If our infomercials are successful, these up-front expenditures produce revenue on the back-end, as consumers purchase the products aired on the infomercials. We do not incur infomercial production costs and media time for our third party products, because we merely act as the distributor for pre-produced infomercials. It is the responsibility of the international infomercial operators to whom we sell the third party products to take the pre-produced infomercial, adapt it to their local standards, and pay for media time.

BASIS  FOR  PRESENTATION  OF  FINANCIAL  INFORMATION

As a result of the Share and Option Purchase Agreement with the trustees of The Better Blocks Trust in April 2000, the former owners of Windowshoppc.com Limited and R.J.M. Ventures Limited effectively control our company, and the transaction is accounted for in our consolidated financial statements as an acquisition of International Commercial Television Inc. by Windowshoppc.com Limited and R.J.M. Ventures Limited and as a recapitalization of Windowshoppc.com Limited and R.J.M. Ventures Limited. The historical financial statements prior to April 1, 2000, are those of Windowshoppc.com Limited and R.J.M. Ventures Limited. The operations presented in the financial statements from April 1, 2000 through September 30, 2001, are those of International Commercial Television Inc. and Windowshoppc.com Limited and R.J.M. Ventures Limited. Proforma operating results as if the acquisition had taken place at the beginning of the accounting period are not presented, because the operations of International Commercial Television Inc. were negligible.

RESULTS  OF  OPERATIONS

Operations for the year ended December 31, 2000, essentially consisted of nine months because we had limited activity and nominal assets prior to commencing infomercial operations in April 2000. Because of the comparability in terms of time covered, we have discussed the nine months ended September 30, 2001 as being more or less comparable with the December 31, 2000 results.

Revenues

Our revenues of approximately $727,000 for the year ended December 31, 2000, increased to approximately $1,038,000 for the nine months ended September 30, 2001. For the year ended December 31, 2000, approximately $485,000 (67%) of our revenue came from domestic sales, which consisted primarily of sales of our own products, including Derma Wand and Better Blocks, and approximately $242,000 (33%) was from international sales, which consisted primarily of sales of Derma Wand and Smart Stacks. Derma Wand sales alone generated approximately $456,000 (63%) of our total revenue for the year ended December 31, 2000, which resulted primarily from domestic test-marketing of the product. We ceased selling Derma Wand in the United States in 2001, because we believed the FDA may classify it as a medical device for which pre-market approval is necessary. We are in the process of submitting Derma Wand to the FDA's 510(k) approval process. We hope to have the 510(k) approval within the next fiscal year and to resume marketing Derma Wand in the United States at that time.

After we ceased marketing Derma Wand domestically, we focused on the international market. For the nine months ended September 30, 2001, over 99% of our revenues came from international sales. Cybersonic, Fight the Fat, Derma Wand and Smart Stacks have provided most of our revenue in 2001. Our sales of third party products of approximately $38,000 (5% of total revenue) for the year ended December 31, 2000, increased to approximately $706,000 (68% of total revenue) for the nine months ended September 30, 2001.

We plan to roll out several new infomercials in the next fiscal year and anticipate that these new infomercials will cause our revenue to increase.

Gross  Margin

Gross margin percentage decreased from approximately 48% for the year ended December 31, 2000, to approximately 25% for the nine months ended September 30, 2001, primarily due to the fact that we received less of our total revenues for the nine months ended September 30, 2001, from the sales of our own products (Smart Stacks, Derma Wand and Better Blocks), and more from the sales of third party products like Cybersonic and Fight the Fat, where we generally have a higher cost of sales than we do for our own products. For the year ended December 31, 2000, we received gross margins of approximately $227,000 for Derma Wand, $93,000 for Better Blocks and $31,000 for Smart Stacks. For the nine months ended September 30, 2001, we received gross margins of approximately $110,000 for Derma Wand, $49,000 for Smart Stacks and $50,000 for Cybersonic.

Operating  Expenses

Total operating expenses for the year ended December 31, 2000, were approximately $659,000, and decreased for the nine months ended September 30, 2001, to approximately $465,000. Our selling and marketing expenses, which amounted to approximately $261,000 for the year ended December 31, 2000, decreased to approximately $95,000 for the nine months ended September 30, 2001, largely due to the fact that we have been focusing our efforts on the preparation of this offering so that we can obtain additional financing.

Our research and development expenses amounted to approximately $169,000 for the year ended December 31, 2000, and decreased to approximately $3,200 for the nine months ended September 30, 2001. Our research and development expenses consist primarily of efforts to discover and develop new products and the testing and development of direct-response advertising related to these products. The decrease in research and development was also due to the fact that we have been focusing on this offering in order to obtain additional financing.

Our general and administrative expenses were also a material expense, amounting to approximately $177,000 for the year ended December 31, 2000, and approximately $308,000 for the nine months ended September 30, 2001. Our general and administrative expenses consist of professional fees, expenses to execute our business plan, and expenses incurred in day-to-day operations. The majority of the general and administrative expenses we incurred were fees in connection with retaining auditors and professional advisors to help position us for this offering.

Unless our offering is only successful at a 10% level, we expect our expenses to increase materially over those from the year ended December 31, 2000, and the nine months ended September 30, 2001. Our production costs, sales and marketing expenses, research and development expenses and general and administrative expenses will continue to increase as we implement our business plan and as we produce and air new infomercials. We expect the increase in these up-front expenses ultimately to generate increased revenues.

Net  Losses

To date, we have not achieved profitability. Our net loss for the year ended December 31, 2000, was approximately $355,000, and decreased to approximately
$264,000 for the nine months ended September 30, 2001, primarily due to the decrease in our operating expenses. We anticipate incurring a loss for the year 2001, primarily as a result of expenses associated with positioning us to conduct this offering. We anticipate that until the registration process is complete, we will continue to operate at a loss, and we may continue to operate at a loss after the registration process is complete, depending on the market acceptance of the products we launch.

PLAN  OF  OPERATION;  LIQUIDITY  AND  CAPITAL  RESOURCES

At September 30, 2001, we had cash of approximately $5,000. We used approximately $226,000 for our operating activities during the nine months ended September 30, 2001. This use of cash was funded by our opening cash balance at January 1, 2001, of approximately $43,000, plus net advances from a shareholder of approximately $190,000. During 2000, we used approximately $401,000 for our operating activities. This use of cash was funded by net advances from a shareholder of approximately $158,000 and a private placement of our common stock of $299,000.

We have a note payable to The Better Blocks Trust in the amount of approximately $591,000, with interest, which is due on November 1, 2002. The note bears interest at the prime rate plus 1%. At September 30, 2001, the total principal and accrued interest on the note amounted to approximately $677,000.


On September 28, 2001, we granted 1,475,000 stock options to our directors and officers, 280,000 with a $0.50 exercise price and 1,195,000 with a $2.00 exercise price. If the optionees exercise these options over the next five years as they vest, we will receive $2,530,000 in capital. We estimate that these option grants will result in non-cash compensation expense of approximately $280,000 that we will recognize over the next five years as services are rendered by the optionees. This assumes an estimated fair value of $1.50 per share, based on the price for this offering of $1.50 per share. We also estimate that we will disclose in the notes to our financial statements pro forma compensation expense of approximately $1,458,000 over the next five years in accordance with the fair value based method prescribed in SFAS 123.

We decided to undertake this offering to obtain capital to enhance our ability to produce future infomercials and to buy the media time needed to roll out our product lines. Assuming the success of our offering and the same levels of success that our previous infomercials have demonstrated, we believe that we will have sufficient capital resources to accomplish our business plan for the foreseeable future. If we encounter either unexpected failure or unprecedented success with some of our products, we may need to seek additional capital to carry out our business plan.

If our offering has only limited success, and we raise only approximately $300,000, we will not have capital sufficient to permit us to produce all of the infomercials that we would otherwise produce. If we raise only $300,000, we will produce only two long-form infomercials and two short-form infomercials for new products. We also believe that an offering that raises only $300,000 may satisfy our capital needs for only the next 6 to 12 months if none of the products we plan to launch succeed in the marketplace and if we are not able to obtain an extension on repayment of the promissory note to The Better Blocks
Trust. We then will need to raise money through additional debt or equity financing. We have no binding commitments or arrangements for additional financing, and there is no assurance that our management will be able to obtain any additional financing on terms acceptable to us, if at all.

We did not have any significant capital expenditures for the year ended December 31, 2000, and the nine months ended September 30, 2001. If our offering is successful at the 75% level (approximately $1,500,000) or above, we intend to set up a small branch office in the Los Angeles area within the next fiscal year. We anticipate that our capital expenditures for setting up such an office will be approximately $50,000.

                             DESCRIPTION OF PROPERTY

Our current executive offices are located at 203B Kimmen Center, 2300 N. Dixie Highway, Boca Raton, Florida 33431-7657, and our telephone number is (561) 417-0882. We currently have a month-to-month oral lease for our executive offices, under which we pay approximately $400 per month. In addition, we rent a portion of an office where we perform administrative duties under a month-to-month oral lease for approximately $145 per month.

We believe that our present facilities will be suitable for the operation of our business for the foreseeable future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS  WITH  MANAGEMENT  AND  OTHERS

In November 1999, the original Moran Dome Exploration, Inc. shareholders, who held a total of 1,000,000 shares and the members of David R. Mortenson & Associates, who held a total of 1,000,000 shares, sold their shares to William Flohr, a member of our board of directors; Stephen Jarvis, a member of our board of directors; and Thomas Woolsey, our president, secretary and member of our board of directors.

Mr. Crosby, a member of our board of directors, has assisted in positioning us for this offering. Depending on the level of success of our offering, Mr. Crosby may join us permanently as an executive officer. If Mr. Crosby joins us as an executive officer, his compensation package would include a significant grant of stock options for his future service. Under the rules of the SEC, Mr. Crosby could be considered a founder or promoter of our company.

Except as noted below, no director, executive officer or nominee of International Commercial Television, and no owner of five percent or more of the company's outstanding shares or any member of their immediate family has entered into or proposed any transaction with the company in which the amount involved exceeds $60,000.

On April 1, 2000, we entered into a share and option purchase agreement with The Better Blocks Trust, of which Kelvin Claney, who is now our chief executive officer, director and treasurer, is co-trustee. Under the agreement, we purchased all of the equity interest in Windowshoppc.com Limited and R.J.M. Ventures Limited and an option to purchase all of the equity in Better Blocks International Limited, as well as a license to all of the assets owned by Better Blocks International Limited. The purchase price under the agreement was 8,000,000 shares of Moran Dome's common stock and a $590,723 promissory note. The option exercise price is the issuance of another 500,000 shares of our common stock. Mr. Claney is a founder and the driving force behind our business to date, and under the rules of the SEC, he may be considered a founder or promoter of our company.

We have received short-term advances from Kelvin Claney. The outstanding balance of the advances received from Mr. Claney was approximately $158,000 as of December 31, 2000, and approximately $348,000 as of September 30, 2001.

We have an ongoing third party arrangement with Positive Response Vision, Inc., of which our director Stephen Jarvis is president. Under the agreement, Positive Response Vision, Inc. acts as a third party distributor of certain of our products, including Smart Stacks and Derma Wand. In some instances, the third party agreement we have with Positive Response Vision, Inc. has been based on royalties of $2.00 per unit, but in most cases Positive Response Vision, Inc. purchases units from us at an agreed price. During the fiscal year ended December 31, 2000, we received approximately $108,000 of our total revenues from sales to Positive Response Vision, Inc. and approximately $97,000 of our total revenues through September 30, 2001.

Our director William Flohr is a director and greater than 10% beneficial owner of Amden Corp., which owns Cybersonic. We periodically purchase units of Cybersonic from Amden Corp. and act as the international distributor for them. In acting as the international distributor, we generally receive the difference between the price at which we sell the product to the international infomercial operator and the price at which we acquire the product from Amden Corp. During the fiscal year ended December 31, 2000, we recognized approximately $2,500 of revenue from sales of Cybersonic to international infomercial operators, and we paid Amden Corp. approximately $2,375. During the nine months ended September 30, 2001, we recognized approximately $400,000 in revenue from sales of Cybersonic, and we paid Amden Corp. approximately $350,000.

In August 2001, we entered into an Independent Sales Representative Agreement with Dimensional Marketing Concepts, Inc. to act as our exclusive independent sales representative to manage the promotion, marketing and sale of certain of our products into retail channels of trade in the United States and Puerto Rico. Our directors Louis Basenese and Richard Pitera are the chief executive officer and president, respectively, of Dimensional Marketing Concepts, Inc. Under the agreement, we are generally obligated to pay Dimensional Marketing Concepts a commission of 15% of the aggregate proceeds received by us from sales to Dimensional Marketing Concepts Inc. accounts, less taxes and such things as markdowns, discounts, returns and refunds, etc. In consideration of the services to be performed under the agreement by Dimensional Marketing Concepts, Inc. and for their service as directors, we granted Mr. Basenese and Mr. Pitera options to purchase a total of 170,000 shares each of our common stock.

CERTAIN  BUSINESS  RELATIONSHIPS

Except with regard to the transaction described above with Kelvin Claney in his capacity as co-trustee of The Better Blocks Trust, the transaction described above with William Flohr in his capacity as director and greater than 10% beneficial owner of Amden Corp., no director or nominee for director is or has been during the fiscal year ended December 31, 2000, or the nine months ended September 30, 2001, an executive officer or beneficial owner of more than 10% of any other entity that has engaged in a transaction with International Commercial Television in excess of 5% of either the company's revenues or assets.

INDEBTEDNESS  OF  MANAGEMENT

There  are  no  persons  who  are directors, executive officers of International
Commercial Television, nominees for election as a director, immediate family members of the foregoing, corporations or organizations (in which the foregoing are executive officers or partners, or 10% of the shares of which are directly or beneficially owned by the foregoing), trusts or estates (in which the foregoing have a substantial beneficial interest or as to which the foregoing serve as a trustee or in a similar capacity) that are indebted to International Commercial Television in an amount in excess of $60,000.


                             MARKET FOR COMMON STOCK

MARKET  PRICE

There is no trading market for our common stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in our common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price.

We intend to apply to have our common stock included for trading on the NASD OTC Bulletin Board. To qualify for listing on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company for listing on the Bulletin Board. We may be unable to find a market maker willing to sponsor the company. If we do qualify for the OTC Bulletin Board, shareholders may still find it difficult to dispose of, or to obtain accurate quotations as to the market value of, the company's securities trading in the OTC market. Quotations on the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Our securities will also be subject to Securities and Exchange Commission's "penny stock" rules. The penny stock rules may further affect the ability of owners of our shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers might be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

STOCK  OPTIONS

On September 28, 2001, we granted 1,475,000 options to purchase our common stock to the persons listed on the table below under our 2001 Stock Option Plan. Each option is exercisable for one share of our common stock. Some of the options were granted with an exercise price of $0.50 per share, and some were granted with an exercise price of $2.00 per share. For each optionee 10% of the options granted will vest on June 30, 2002, and 10% will vest every six months after June 30, 2002.

                                      OPTION
NAME OF OPTIONEE  NO. OF OPTIONS  EXERCISE PRICE   EXERCISE TERM  DATE OF GRANT
-------------------------------------------------------------------------------
Keith Smith               70,000  $          0.50        5 years        9/28/01
-------------------------------------------------------------------------------
                         175,000  $          2.00       10 years        9/28/01
-------------------------------------------------------------------------------
Louis Basenese            20,000  $          0.50        5 years        9/28/01
-------------------------------------------------------------------------------
                         150,000  $          2.00       10 years        9/28/01
-------------------------------------------------------------------------------
Richard Pitera            20,000  $          0.50        5 years        9/28/01
-------------------------------------------------------------------------------
                         150,000  $          2.00       10 years        9/28/01
-------------------------------------------------------------------------------
Thomas Crosby             60,000  $          0.50        5 years        9/28/01
-------------------------------------------------------------------------------
                         100,000  $          2.00       10 years        9/28/01
-------------------------------------------------------------------------------
William Flohr             20,000  $          2.00       10 years        9/28/01
-------------------------------------------------------------------------------
Mark Solley               40,000  $          0.50        5 years        9/28/01
-------------------------------------------------------------------------------
                         150,000  $          2.00       10 years        9/28/01
-------------------------------------------------------------------------------
Greg LaRoza               50,000  $          0.50        5 years        9/28/01
-------------------------------------------------------------------------------
                         300,000  $          2.00       10 years        9/28/01
-------------------------------------------------------------------------------
Thomas Woolsey            20,000  $          0.50        5 years        9/28/01
-------------------------------------------------------------------------------
                         150,000  $          2.00       10 years        9/28/01
-------------------------------------------------------------------------------
TOTAL                  1,475,000
-------------------------------------------------------------------------------

In connection with the Share and Option Purchase Agreement with the Trustee of The Better Blocks Trust, we purchased all of the equity interest in Windowshoppc.com Limited and R.J.M. Ventures, an option to purchase all of the equity in Better Blocks International Limited, and a license to all of the assets owned by Better Blocks International Limited. The purchase price under the agreement was 8,000,000 shares of our common stock and a $590,723 promissory note. The option exercise price under the agreement is the issuance of another 500,000 shares of our common stock. The option has an initial term of ten years. During the first five years of the term, the option may be exercised by the mutual agreement of the Trustee of The Better Blocks Trust and us. At the end of the first five years and each year after the first five years, the
Trustee of The Better Blocks Trust may extend the term of the option by one year, and the option may be exercised by the mutual agreement of the Trustee of The Better Blocks Trust and us. Once less than five years remain in the term of the option, we may exercise the option in our sole discretion. We may terminate the option term at any time in our sole discretion.

Except as discussed above, there we no other options, warrants or other securities convertible into our common stock outstanding as of September 28, 2001.

SHARES  ELIGIBLE  FOR  FUTURE  SALE

As of January 28, 2002, we had 10,249,500 shares issued and outstanding. The following table shows the tradability status of the 10,249,500 shares:

-----------------------------------------------------------------------------------------------
-  Free trading shares that may be sold without regard to the requirements of   100,000 shares
   Rule 144:
-----------------------------------------------------------------------------------------------
-  Shares currently eligible to be resold under Rule 144 subject to public
   information, volume limitation, manner of sale and notice conditions 90      149,500 shares*
   days after the effectiveness of the registration statement that includes this prospectus:
-----------------------------------------------------------------------------------------------
-  Shares held by affiliates that may be sold under Rule 144 only in            10,000,000
   compliance with the public information, volume limitation, manner of sale and notice conditions of the rule:
-----------------------------------------------------------------------------------------------


* Of the 149,500 shares, 92,000 will be become available for sale without condition under Rule
144  at various times during the period from July 2002 to November 2002.  The remaining 57,500 shares  are  owned  by  affiliates,  and  must  be  sold  under  Rule  144's  conditions.

In general, a sale under Rule 144 after holding shares for more than one year but less than two years requires compliance with the following material conditions:

- public information-we must be current in our requirement to file our quarterly and annual reports with the SEC, as well as any reports required to be filed on Form 8-K for material events;
- volume limitation-during any three-month period a shareholder may not sell more than one percent of our total outstanding shares, as shown on our most recent quarterly or annual report;
- manner of sale-the shares must be sold in a market transaction through a broker or market maker, generally without solicitation of a buyer; and
- notice-except for certain de minimis sales, the seller must file a Form 144 with the SEC.

Sales of unregistered securities by an affiliate must always comply with these four conditions. After holding their shares for more than two years, shareholders that are not affiliates may sell their shares without having to comply with these conditions. Rule 144 has a number of exceptions and complications, and any sale under Rule 144 requires an opinion of counsel reasonably satisfactory to us.

There are no contractual restrictions prohibiting the sale of any of our outstanding shares.

HOLDERS

As of January 28, 2002, there were 10,249,500 shares of common stock outstanding, held by 325 shareholders of record.

DIVIDENDS

To date we have not paid any dividends on our common stock, and we do not expect to declare or pay any dividends on our common stock in the foreseeable future. Payment of any dividends will be dependent upon our future earnings, if any, our financial condition, and other factors the board of directors determines are relevant.


                             EXECUTIVE COMPENSATION

COMPENSATION  OF  NAMED  EXECUTIVE  OFFICERS

The following table sets forth all compensation paid or earned for services rendered to International Commercial Television in all capacities during the years ended December 31, 2000, 1999 and 1998, by our current and past President (the "Named Officers"). No executive officer received total annual salary, bonus and other compensation in excess of $100,000 in those periods. No executive officer that would have otherwise been included in this table on the basis of salary and bonus earned for these fiscal years has been excluded by reason of his or her termination of employment or change in executive status during the fiscal year.

                                     SUMMARY COMPENSATION TABLE

                                                          Long Term Compensation
                                                     ---------------------------------
                  Annual Compensation                       Awards             Payouts
---------------------------------------------------------------------------------------------------
                                            Other
Name                                        Annual   Restricted   Securities
And                                        Compen-      Stock     Underlying     LTIP    All Other
Principal                                   Sation    Award(s)     Options/    Payouts    Compen-
Position      Year  Salary ($)  Bonus ($)   ($)(1)       ($)       SARs (#)      ($)     sation ($)
---------------------------------------------------------------------------------------------------
Thomas        2000    4,000.00         --       --            --           --        --          --
Woolsey
(Current
President)*
---------------------------------------------------------------------------------------------------
John          2000          --         --       --            --           --        --          --
Bauska        1999          --         --       --            --           --        --          --
(Past         1998          --         --       --            --           --        --          --
President)
---------------------------------------------------------------------------------------------------

*Mr.  Woolsey  was appointed President of International Commercial Television Inc. on June 3, 2000.

COMPENSATION  OF  DIRECTORS

Directors receive no compensation for their service as directors, although they do receive reimbursement for expenses.

EMPLOYMENT  CONTRACTS

We  have  no  employment  agreements  with  our  executive  officers.

We may in the future create retirement, pension, profit sharing, insurance and medical reimbursement plans covering our Executive Officers and Directors, and staff. At the present time, no such plans exist. No advances have been made or are contemplated by International Commercial Television to any of its executive officers or directors.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                                                                    Pages
                                                                    -----

Report of Independent Certified Public Accountants                  F-1

Consolidated balance sheets as of December 31, 2000
  and September 30, 2001 (unaudited)                                F-2

Consolidated statements of operations for the years ended
  December 31, 1999 and 2000 and for the nine months
  ended September 30, 2000 and 2001 (unaudited)                     F-3

Consolidated statements of shareholders' equity for the
  years ended December 31, 1999 and 2000 and for
  the nine months ended September 30, 2001 (unaudited)              F-4

Consolidated statements of cash flows for the years
  ended December 31, 1999 and 2000 and for the nine
  months ended September 30, 2000 and 2001 (unaudited)              F-5

Notes to the consolidated financial statements                      F-6 to F-17

REPORT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS
-------------------------------------------------------


International  Commercial  Television  Inc.  and  Subsidiaries
   (Formerly  known  as  Moran  Dome  Explorations,  Inc.)
Boca  Raton,  Florida


We have audited the accompanying consolidated balance sheet of International Commercial Television Inc. and Subsidiaries (formerly known as Moran Dome Explorations, Inc.) as of December 31, 2000 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 2000 and 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of International Commercial Television, Inc. and Subsidiaries (formerly known as Moran Dome Explorations, Inc.) as of December 31, 2000, and the results of its consolidated operations and cash flows for the years ended December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

As disclosed in Note 14, the consolidated balance sheets as of December 31, 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 2000, have been restated to properly reflect a reverse merger and recapitalization transaction.

/s/  Moore  Stephens  Frazer  and  Torbet,  LLP



City  of  Industry,  California
November  26,  2001

             INTERNATIONAL COMMERCIAL TELEVISION, INC. AND SUBSIDIARIES
                 (FORMERLY KNOWN AS MORAN DOME EXPLORATIONS, INC.)

                            CONSOLIDATED BALANCE SHEETS
                            ---------------------------

                                                   December 31,     September 30,
                                                       2000       2001 (unaudited)
                                                  --------------  -----------------
ASSETS
------

CURRENT ASSETS:
  Cash                                            $      43,128   $          5,074
  Accounts receivable                                    82,419             13,500
  Related party receivable                                    -             10,500
  Inventory, net                                         10,000                400
  Prepaid expenses                                       36,809             25,000
  Deferred charges                                            -            124,996
                                                  --------------  -----------------
    Total current assets                                172,356            179,470
                                                  --------------  -----------------

PROPERTY AND EQUIPMENT:
  Computers and software                                 12,096             14,160
  Less accumulated depreciation                           1,772              4,307
                                                  --------------  -----------------
    Property and equipment, net                          10,324              9,853
                                                  --------------  -----------------

      Total assets                                $     182,680   $        189,323
                                                  ==============  =================

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities        $      39,041   $         63,211
  Related party payable                                       -             12,825
  Advances from shareholder                             157,600            347,530
                                                  --------------  -----------------
    Total current liabilities                           196,641            423,566
                                                  --------------  -----------------

NOTE PAYABLE AND ACCRUED INTEREST TO
  SHAREHOLDER                                           632,839            676,858
                                                  --------------  -----------------

SHAREHOLDERS' EQUITY:
  Common stock, $.001 par value, 100,000,000
    shares authorized, 10,249,500 issued
    and outstanding                                         150                150
  Additional paid-in capital                           (291,873)           (11,873)
  Accumulated deficit                                  (355,077)          (619,378)
  Unearned compensation                                       -           (280,000)
                                                  --------------  -----------------
    Total shareholders' equity                         (646,800)          (911,101)
                                                  --------------  -----------------

      Total liabilities and shareholders' equity  $     182,680   $        189,323
                                                  ==============  =================

The  accompanying  notes  are  an  integral part of this consolidated statement.

                     INTERNATIONAL COMMERCIAL TELEVISION, INC. AND SUBSIDIARIES
                         (FORMERLY KNOWN AS MORAN DOME EXPLORATIONS, INC.)

                               CONSOLIDATED STATEMENTS OF OPERATIONS
                               -------------------------------------

                                                                          Nine months ended
                                     Year ended December 31,          September 30, (unaudited)
                                 -------------------------------  --------------------------------
                                      1999            2000             2000             2001
                                 --------------  ---------------  ---------------  ---------------
NET SALES                        $            -  $      727,078   $      499,447   $    1,038,341
COST OF SALES                                 -         374,851          295,675          778,448
                                 --------------  ---------------  ---------------  ---------------
GROSS PROFIT                                  -         352,227          203,772          259,893
                                 --------------  ---------------  ---------------  ---------------

OPERATING EXPENSES:
  Depreciation                                -           1,772            1,172            2,535
  Research and development                    -         168,712          137,523            3,247
  Acquisition costs                           -          28,770           16,168           30,008
  General and administrative                  -         176,536           89,729          307,653
  Selling and marketing                       -         261,287          224,741           95,111
  Royalties                                   -          17,902           13,129           21,460
  Rent                                        -           3,914            2,337            5,372
                                 --------------  ---------------  ---------------  ---------------
    Total operating expenses                  -         658,893          484,799          465,386
                                 --------------  ---------------  ---------------  ---------------

OPERATING LOSS                                -        (306,666)        (281,027)        (205,493)

OTHER EXPENSES:
  Interest expense, shareholder               -          42,116           25,791           44,019
  Interest expense                            -           6,295            5,012           14,789
                                 --------------  ---------------  ---------------  ---------------
    Total other expenses                      -          48,411           30,803           58,808
                                 --------------  ---------------  ---------------  ---------------

LOSS BEFORE INCOME TAXES                      -        (355,077)        (311,830)        (264,301)

INCOME TAXES                                  -               -                -                -
                                 --------------  ---------------  ---------------  ---------------

NET LOSS                         $            -  $     (355,077)  $     (311,830)  $     (264,301)
                                 ==============  ===============  ===============  ===============

BASIC LOSS PER SHARE             $            -  $        (0.04)  $        (0.03)  $        (0.03)
                                 ==============  ===============  ===============  ===============

FULLY DILUTED LOSS PER SHARE     $            -  $        (0.04)  $        (0.03)  $        (0.03)
                                 ==============  ===============  ===============  ===============

The  accompanying  notes  are  an  integral part of this consolidated statement.

                         INTERNATIONAL COMMERCIAL TELEVISION, INC. AND SUBSIDIARIES
                             (FORMERLY KNOWN AS MORAN DOME EXPLORATIONS, INC.)

                              CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                              -----------------------------------------------


                                       Common stock,    Additional
                                     $.001 par value      Paid-In    Accumulated   Unearned
                                     Shares    Amount     Capital     Deficit     Compensation     Totals
                                   ----------  -------  -----------  ----------  --------------  ----------
Balances, January 1, 1999           8,000,000  $     -  $        -   $       -   $           -   $       -

Net income                                  -        -           -           -               -           -
                                   ----------  -------  -----------  ----------  --------------  ----------

Balances, January 1, 2000           8,000,000        -           -           -               -           -

Issuance of common stock            2,100,000        -           -           -               -           -

Issuance of common stock              149,500      150     298,850           -               -     299,000

Note payable issued in connection
  with recapitalization                     -        -    (590,723)          -               -    (590,723)

Net loss                                    -        -           -    (355,077)              -    (355,077)
                                   ----------  -------  -----------  ----------  --------------  ----------

Balances, December 31, 2000        10,249,500      150    (291,873)   (355,077)              -    (646,800)

Grant of stock options                      -        -     280,000           -        (280,000)          -

Net loss                                    -        -           -    (264,301)              -    (264,301)
                                   ----------  -------  -----------  ----------  --------------  ----------

Balances, September 30, 2001,
     Unaudited                     10,249,500  $   150  $  (11,873)  $(619,378)  $    (280,000)  $(911,101)
                                   ==========  =======  ===========  ==========  ==============  ==========

The accompanying notes are an integral part of this statement.

                                  INTERNATIONAL COMMERCIAL TELEVISION, INC. AND SUBSIDIARIES
                                       (FORMERLY KNOWN AS MORAN DOME EXPLORATION, INC.)

                                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                            -------------------------------------

                                                                                                    Nine months ended
                                                               Year ended December 31,          September 30, (unaudited)
                                                            -------------------------------  --------------------------------
                                                                 1999            2000             2000             2001
                                                            --------------  ---------------  ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                  $            -  $     (355,077)  $     (311,830)  $     (264,301)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                                      -           1,772            1,172            2,535
      (Increase) decrease in accounts receivable                         -         (82,419)         (16,206)          58,419
      (Increase) decrease in inventory                                   -         (10,000)         (10,754)           9,600
      (Increase) decrease  in prepaid expenses                           -         (36,809)         (70,794)          11,809
      Increase in deferred charges                                       -               -                -         (124,996)
      Increase in accounts payable and accrued liabilities               -          39,041           68,442           24,170
      Increase in related party payable                                  -               -                -           12,825
      Increase in accrued interest on note payable                       -          42,116           25,791           44,019
                                                            --------------  ---------------  ---------------  ---------------
        Net cash used in operating activities                            -        (401,376)        (314,179)        (225,920)
                                                            --------------  ---------------  ---------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment                                    -         (12,096)         (11,672)          (2,064)
                                                            --------------  ---------------  ---------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in bank overdraft                                             -               -            1,750                -
  Advances from shareholder                                              -         391,763          262,217          406,286
  Payments to shareholder                                                -        (234,163)        (218,116)        (216,356)
  Proceeds from issuance of common stock                                 -         299,000          280,000                -
                                                            --------------  ---------------  ---------------  ---------------
    Net cash provided by financing activities                            -         456,600          325,851          189,930
                                                            --------------  ---------------  ---------------  ---------------

NET INCREASE IN CASH                                                     -          43,128                -          (38,054)

CASH, beginning of the period                                            -               -                -           43,128
                                                            --------------  ---------------  ---------------  ---------------

CASH, end of period                                         $            -  $       43,128   $            -   $        5,074
                                                            ==============  ===============  ===============  ===============


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Interest expense paid                                     $            -  $        6,295   $        5,012   $       14,789
                                                            ==============  ===============  ===============  ===============

  Income taxes paid                                         $            -  $            -   $            -   $            -
                                                            ==============  ===============  ===============  ===============


SCHEDULE OF NONCASH FINANCING AND INVESTING ACTIVITIES:

  Note payable issued in connection with recapitalization   $            -  $      590,723   $      590,723   $            -
                                                            ==============  ===============  ===============  ===============

  Stock option plan compensation                            $            -  $            -   $            -   $      280,000
                                                            ==============  ===============  ===============  ===============

The  accompanying  notes  are  an  integral  part  of  this  statement.

            INTERNATIONAL COMMERCIAL TELEVISION INC. AND SUBSIDIARIES
                (FORMERLY KNOWN AS MORAN DOME EXPLORATIONS, INC.)
        (Information related to the nine months ended September 30, 2001 and subsequent to December 31, 2000 are unaudited)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              ---------------------------------------------------

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Organization
------------

International Commercial Television, Inc., (formerly known as Moran Dome Explorations, Inc.), (the "Company" ("ICT")) was organized under the laws of the state of Nevada on June 25, 1998. From June 25, 1998 through March 31, 2000, the Company had limited operations and assets. During this period, the Company did not commence planned principal operations or derive any revenue and consequently was considered a development stage company as defined by SFAS No. 7.

On April 1, 2000, the Company entered into a Share and Option Purchase Agreement with the trustees of The Better Block Trust (BBT), which owned or controlled all of the equity interest in Windowshoppc.com Limited (WSL), R.J.M. Ventures
Limited (RJML) and Better Blocks International Limited (BBIL). Under the agreement, the Company purchased all of the equity interest in WSL and RJML, an option to purchase all of the equity in BBIL and obtained a license to all of the assets owned by BBIL. The purchase price under the agreement was 8,000,000 shares of the Company's common stock and a $590,723 promissory note. The option exercise price is the issuance of an additional 500,000 shares of the Company's common stock. For accounting purposes, the acquisition has been treated as an acquisition of ICT by WSL and RJML and as a recapitalization of WSL and RJML. The historical financial statements prior to April 1, 2000 are those of WSL and RJML. The operations presented in the financial statements from April 1, 2000 through September 30, 2001 are that of ICT, WSL and RJML. Proforma operating results as if the acquisition had taken place at the beginning of the period have not been presented as the operations of ICT were negligible.

Windowshoppc.com Limited was organized under the laws of New Zealand on June 25, 1999 and has a fiscal year end of March 31.

R.J.M. Ventures Limited was organized under the laws of New Zealand on April 23, 1998 and has a fiscal year end of March 31.

Nature  of  operations
----------------------

The Company sells various consumer products. The products are primarily marketed and sold through infomercials. The products are sold throughout the United States and internationally via the infomercials. Although the companies are incorporated in Nevada and New Zealand, operations are currently run from Boca Raton, Florida.

Principles  of  consolidation
-----------------------------

The accompanying consolidated financial statements include 100% of the accounts of the Company and its wholly-owned subsidiaries, WSL and RJML from April 1, 2000 and subsequent periods. Prior to April 1, 2000, the accompanying consolidated financial statements present the historical operations of WSL and RJML only. All significant inter-company transactions and accounts have been eliminated.

Accounting  method
------------------

The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

New  accounting  pronouncements
-------------------------------

The Company has adopted the provisions of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative financial instruments and hedging activities. The adoption of this statement did not have a material impact to the Company's consolidated financial statements.

            INTERNATIONAL COMMERCIAL TELEVISION INC. AND SUBSIDIARIES
                (FORMERLY KNOWN AS MORAN DOME EXPLORATIONS, INC.)
        (Information related to the nine months ended September 30, 2001 and subsequent to December 31, 2000 are unaudited)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

New  accounting  pronouncements  (continued)
--------------------------------------------

The Company has adopted SAB No. 101, "Revenue Recognition in Financial Statements" (SAB 101). SAB 101 establishes accounting and reporting standards for the recognition of revenue. It states that revenue generally is realized or realizable and earned when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller's price to the buyer is fixed or determinable; (4) collectibility is reasonably assured. The adoption of this statement did not have a material impact to the Company's consolidated financial statements.

The Company adopted the provisions of FIN No. 44, "Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No.
25)." FIN 44 clarifies the application of Opinion No. 25 for only certain issues. It does not address any issues related to the application of the fair value method in Statement No. 123. Among other issues, FIN 44 clarifies the definition of employee for purposes of applying Opinion 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of the previously fixed stock option or award, and accounting for an exchange of stock compensation awards in a business combination. The adoption of this principle had no material effect on the Company's consolidated financial statements.

The Financial Accounting Standards Board has issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." These statements will change the accounting for business combinations and goodwill in two significant ways. First, SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. Second, SFAS 142 changes the accounting for goodwill from an amortization method to an impairment only approach. Thus, amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of that statement, which for companies with calendar year ends, will be January 1, 2002. The Company expects that the adoption of the new statements will not have a material affect on its consolidated financial statements.

Revenue  recognition
--------------------

Product sales revenue is recognized upon shipment of the product to the customer. The Company has a return policy where the customer can return any product received within 30 days of receipt for a full refund excluding shipping and handling. The Company provides an allowance for returns based upon past experience. Revenue related to the sale of third party products is generally recorded at gross amounts with a corresponding charge to cost of sales. Certain third party products are sold under a commission basis and only the commission income is recorded for these sales.

Concentration  of  credit  risk
-------------------------------

Financial instruments, which potentially subject the Company to concentration of credit risk, include cash and trade receivables. The Company maintains cash in bank accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts. For the year ended December 31, 2000, substantially all of the Company's trade receivables were due from one customer.

Cash  equivalents
-----------------

The Company considers all unrestricted highly liquid investments with an original maturity of three months or less to be cash equivalents.

            INTERNATIONAL COMMERCIAL TELEVISION INC. AND SUBSIDIARIES
                (FORMERLY KNOWN AS MORAN DOME EXPLORATIONS, INC.)
        (Information related to the nine months ended September 30, 2001 and subsequent to December 31, 2000 are unaudited)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Accounts  receivable
--------------------

No allowance for uncollectible accounts has been provided. The Company's management has evaluated the accounts and believes they are all collectible.

Inventory
---------

Inventory consists primarily of products held for resale, and are stated at the lower of cost (first-in, first-out method) or market.

Property  and  equipment
------------------------

Property and equipment are carried at cost and depreciation is computed over the estimated useful lives of the individual assets ranging from 3 to 5 years. Depreciation is computed using the straight-line method.

The related cost and accumulated depreciation of assets retired or otherwise disposed of are removed from the accounts and the resultant gain or loss is reflected in earnings. Maintenance and repairs are expensed currently while major renewals and betterments are capitalized.

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired. Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. Management also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2000, management expects these assets to be fully recoverable.

Depreciation expense amounted to $1,772 for the year ended December 31, 2000, and $2,535 and $1,172 for the nine months ended September 30, 2001 and 2000, respectively.

Shipping  and  handling
-----------------------

Shipping and handling costs are included in cost of sales. Shipping and handling costs amounted to $27,211 for the year ended December 31, 2000, and $3,249 and $24,190 for the nine months ended September 30, 2001 and 2000, respectively. Amounts paid to us by customers for shipping and handling charges are included in net sales.

Research  and  development
--------------------------

Research and development costs are expensed as incurred. Research and development costs primarily consist of efforts to discover and develop new products and the testing and development of direct-response advertising related to these products. Research and development expense amounted to $168,712 for the year ended December 31, 2000, and $3,247 and $137,523 for the nine months ended September 30, 2001 and 2000, respectively.

Advertising  costs
------------------

Advertising costs are expensed as incurred and are included in research and development expense and selling and marketing expense in the accompanying consolidated financial statements. Advertising expense amounted to $179,889 for the year ended December 31, 2000 and $179,889 for the nine months ended
September 30, 2000. The Company did not incur advertising costs for the nine months ended September 30, 2001.

            INTERNATIONAL COMMERCIAL TELEVISION INC. AND SUBSIDIARIES
                (FORMERLY KNOWN AS MORAN DOME EXPLORATIONS, INC.)
        (Information related to the nine months ended September 30, 2001 and subsequent to December 31, 2000 are unaudited)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Income  taxes
-------------

The Company uses the asset and liability method of accounting for income taxes, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of assets and liabilities.

Income tax benefits have not been recorded during the current period on United States and New Zealand losses. These benefits will be recorded when realized or at such time it is determined that these benefits are likely to be realized.

Stock  options
--------------

The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for all stock option plans. Under APB 25, compensation cost is recognized for stock options granted to employees when the option is less than the market price of the underlying common stock on the date of grant.

SFAS Statement No. 123, "Accounting for Stock-Based Compensation," requires the Company to provide proforma information regarding net income and net income per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS 123. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model.

Use  of  estimates
------------------

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent. Actual results could differ from these estimates.

NOTE  2  -  BUSINESS  ACQUISITION

On April 1, 2000, the Company entered into a Share and Option Purchase Agreement with the trustees of BBT, which owned or controlled all of the equity interest in WSL, RJML and BBIL. Under the agreement, the Company purchased all of the equity interest in WSL and RJML, an option to purchase all of the equity in BBIL and obtained a license to all of the assets owned by BBIL. The purchase price under the agreement was 8,000,000 shares of the Company's common stock and a $590,723 promissory note. The option exercise price is the issuance of an additional 500,000 shares of the Company's common stock. Upon the exercise of the option, the assets acquired will be recorded at BBIL's historical cost.

The license to all of the assets owned by BBIL consisted primarily of exclusive worldwide rights to manufacture, market, distribute, further develop, and otherwise fully exploit the proprietary rights owned by BBIL. The license rights have an initial term of 10 years, at the end of the first five years and at the end of each subsequent year, BBIL may extend the term by one year.

For accounting purposes, the acquisition has been treated as an acquisition of ICT by WSL and RJML and as a recapitalization of WSL and RJML. As of April 1, 2000 (date of acquisition), WSL, RJML and BBIL were valued at approximately
$15,000,000 in an independent appraisal performed by Houlihan Lokey Howard & Zukin Financial Advisors, Inc. The Company believes the value of the assets it acquired was $13,900,000, because it currently has only license rights related to BBIL, and not ownership of BBIL's goodwill.

            INTERNATIONAL COMMERCIAL TELEVISION INC. AND SUBSIDIARIES
                (FORMERLY KNOWN AS MORAN DOME EXPLORATIONS, INC.)
        (Information related to the nine months ended September 30, 2001 and subsequent to December 31, 2000 are unaudited)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

NOTE  3  -  DEFERRED  CHARGES

Deferred charges consist of specific costs directly attributable to the Company's proposed offering. These costs will be charged against the Company's gross proceeds from the proposed offering.

NOTE  4  -  LICENSE  AND  RECONVEYANCE  AGREEMENTS

Effective April 1, 2000, the Company entered into a License and Reconveyance Agreement with WSL and RJML. These agreements are royalty-free. WSL and RJML owns or has rights in certain intellectual properties that it does not presently wish to exploit, but which it may wish to exploit in the future. Accordingly, WSL and RJML granted all production rights, proprietary rights, inventory, development rights, hard assets, licenses and any assets or rights to the Company. The Company has the right to further develop and enhance the intellectual properties as the Company sees fit. At the option of WSL or RJML, they can demand to reconvey all grants previously given to the Company. The license agreements are in effect until WSL and RJML exercise their rights to demand reconveyance.

NOTE  5  -  FINANCIAL  INSTRUMENTS

Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures About Fair Value of Financial Instruments" requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The following methods and assumptions were used to estimate fair value:

The carrying amount of accounts receivable and payable approximate fair value due to their short-term nature. The carrying amount of note payable debt approximates fair value based on the borrowing rate of prime rate plus 1.0%.

NOTE  6  -  COMMITMENTS  AND  CONTINGENCIES

Smart  Stacks  and  Derma  Wand
-------------------------------

On May 18, 1998, RJML entered into a manufacturing, marketing and distribution agreement with the inventor of Smart Stacks. Smart Stacks is a set of rotating and stacking storage trays. Under the agreement, the inventor grants to RJML the exclusive right to manufacture, advertise, promote, market, sell and distribute Smart Stacks worldwide through all means. In consideration of the grants received, RJML shall pay a royalty at a rate between 2.0% and 5.0% of RJML's net sales depending on various scenarios as defined in the agreement. The initial term of the agreement is five years starting May 18, 1998. The agreement automatically and continually renews for successive additional five year terms unless RJML is in material default and is notified in writing at least thirty days prior to the end of the then current term that the inventor intends to terminate the agreement.

On July 1, 1998, RJML entered into a production agreement with The Broadcast Arts Group, Inc. (BAG) for the creation of infomercials of Smart Stack. RJML pays all necessary expenses for the creation of the infomercials and after completion, will retain all rights, title and interest arising under the U.S. Copyright Act, the U.S. Trademark Act and all other applicable laws, rules and regulations in and to the entire editorial, visual, audio and graphic content of the infomercials. In consideration of services rendered by BAG, RJML shall pay a royalty at a rate between 2.0% and 2.5% of RJML's adjusted gross sales depending on various scenarios as defined in the agreement. This agreement has an indefinite term, however, it may be terminated upon thirty days written notice under certain conditions as defined in the agreement.

            INTERNATIONAL COMMERCIAL TELEVISION INC. AND SUBSIDIARIES
                (FORMERLY KNOWN AS MORAN DOME EXPLORATIONS, INC.)
        (Information related to the nine months ended September 30, 2001 and subsequent to December 31, 2000 are unaudited)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

NOTE  6  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

Smart  Stacks  and  Derma  Wand  (continued)
--------------------------------------------

On August 17, 1999, WSL entered into a production agreement with BAG for the creation of infomercials of Derma Wand. WSL pays all necessary expenses for the creation of the infomercials and after completion, will retain all rights, title and interest arising under the U.S. Copyright Act, the U.S. Trademark Act and all other applicable laws, rules and regulations in and to the entire editorial, visual, audio and graphic content of the infomercials. In consideration of services rendered by BAG, WSL shall pay a royalty at a rate of: (i) 2.0% of WSL's adjusted gross revenue made in the United States to consumers in direct response to airings of the infomercial, (ii) $1.00 for each unit sold in the United States to consumers via all other means, (iii) 5.0% of the wholesale selling  price  to  televised  home  shopping  retailers as to which BAG renders coordination services, (iv) 2.0% of the wholesale selling price to televised home shopping retailers as to which BAG does not render coordination services, and (v) $.75 for each unit sold outside of the United States. The initial term of this agreement is until August 31, 2002.

Upon expiration, this agreement automatically and continually renews for successive additional three year terms unless either party is in material breach and the other party notifies the breaching party in writing at least thirty days prior to the end of the then current term.

On October 15, 1999, WSL entered into an endorsement agreement with an individual for her appearance in a Derma Wand infomercial. Under the agreement, WSL paid a fixed amount for the individual's appearance in the infomercial and an airing fee of $6,500 for each calendar quarter during which WSL continues to air said infomercial. On July 11, 2001, the agreement was amended to include a royalty payment of $.50 for each unit sold internationally, with a maximum royalty payment of $6,500 for any one calendar quarter. Further, if the infomercial is aired in the United States, then the airing fee will revert back to a flat $6,500 per calendar quarter. The initial term of the agreement is five years starting October 15, 1999. The agreement automatically and continually renews for successive additional five year terms unless RJML is in material default and is notified in writing at least thirty days prior to the end of the then current term that the individual intends to terminate the agreement.

The Company assumed any and all responsibilities associated with the agreements noted above on April 1, 2000, under the license and reconveyance agreement disclosed in Note 4.

Other  matters
--------------

On January 5, 2001, WSL entered into a marketing and royalty agreement with Omega 5. WSL shall have worldwide nonexclusive rights to manufacture, market and distribute Derma Wand. In consideration of these rights, WSL shall pay a royalty at a rate between $2.50 and $5.00 for each unit sold of Derma Wand depending on various scenarios as defined in the agreement. The agreement is silent as to its duration.

On August 10, 2001, the Company entered into an agreement with Tel America Media Incorporated (TAM), granting TAM the right to exclusively sell Better Blocks products by way of direct response television advertising using infomercials owned by the Company for the period of September 30, 2001 to December 29, 2001. Under the agreement, the Company will earn a royalty of $1.50 for each 1000 piece of Better Blocks Kits sold.

On August 13, 2001, the Company entered into an agreement with Dimensional Marketing Concepts, Inc. (DMC), granting DMC to act as the exclusive independent sales representative to manage the promotion, marketing and sale of certain products, as defined in the agreement, into retail channels of trade in the United States and Puerto Rico. The chief executive officer and president of DMC serve as directors of the Company. Under the agreement, the Company will pay DMC a commission at the rate of 15% of net sales for products sold as defined in the agreement. The initial term of the agreement is for a period starting August 13, 2001 and ending December 31, 2002. The agreement automatically and continually renews for additional and successive 36 month periods, unless either party notifies the other, at least 30 days before the end of the then current renewal term, of its intent to terminate the agreement.

            INTERNATIONAL COMMERCIAL TELEVISION INC. AND SUBSIDIARIES
                (FORMERLY KNOWN AS MORAN DOME EXPLORATIONS, INC.)
        (Information related to the nine months ended September 30, 2001 and subsequent to December 31, 2000 are unaudited)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

NOTE  6  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

Other  Matters  (continued)
---------------------------

For the period from April 1, 2000 through September 30, 2001, the Company did not maintain product liability insurance for all products sold. For certain products, the Company is listed as an additional insured party under the product manufacturers' insurance policy. At present, management is not aware of any claims against the Company for any products sold.

The Company currently has a month to month oral lease for its executive offices for approximately $400 per month. In addition, the Company rents a portion of an office under a month to month oral lease for certain administrative duties for approximately $145 per month.

NOTE  7  -  RELATED  PARTY  TRANSACTIONS

The Company has received short-term advances from a shareholder. These advances amounted to $157,600 as of December 31, 2000, and $347,530 and $44,101 for the nine months ended September 30, 2001 and 2000, respectively. Interest rates charged during these periods ranged from 10% to 21.5%. Interest incurred amounted to $6,295 for the year ended December 31, 2000 and $14,789 and $5,012 for the nine months ended September 30, 2001 and 2000, respectively.

The  Company has a note payable to a shareholder in the amount of $590,723.  The note is unsecured and bears interest at an annual rate of prime plus 1.0%. The prime rate was 9.50%, 6.50%, and 9.50% as of December 31, 2000, September 30, 2001 and September 30, 2000, respectively. Interest is compounded monthly, principal and interest are due November 1, 2002. Total principal and accrued interest amounted to $632,839 as of December 31, 2000, and $676,858 and $616,514 for the nine months ended September 30, 2001 and 2000, respectively.

The Company has made sales to an entity controlled by a director and shareholder of the Company. Sales to this entity amounted to approximately $108,000 for the year ended December 31, 2000 and approximately $97,481 for the nine months ended September 30, 2001. There were no such sales for the period ended September 30, 2000.

The Company has made purchases from an entity with a common director and shareholder. Purchases from this entity amounted to approximately $2,400 for the year ended December 31, 2000, and approximately $350,037 for the nine months ended September 30, 2001. As of September 30, 2001, the Company had a trade payable to this entity amounting to approximately $12,825. There were no such purchases for the nine months ended September 30, 2000. In addition, as of September 30, 2001, the Company has a receivable from this entity, amounting to approximately $10,500, related to commission income earned on certain sale.

NOTE  8  -  CAPITAL  STOCK

As of December 31, 2000, the authorized capital stock of the Company consisted of 10,000,000 shares of common stock, $.001 par value. As of December 31, 2000, the Company had 10,249,500 shares of common stock issued and outstanding, 249,500 shares in excess of the number authorized as of that date. On January 22, 2001, the Company's Board of Directors recommended a resolution to amend and restate the Company's Articles of Incorporation. The amended and restated Articles, among other things, increased the authorized shares of common stock to 100,000,000 and established 20,000,000 shares of preferred stock having a par value of $.001 per share. This resolution was approved by the consent of shareholders on February 26, 2001 and filed with the Nevada Secretary of State on March 6, 2001.

            INTERNATIONAL COMMERCIAL TELEVISION INC. AND SUBSIDIARIES
                (FORMERLY KNOWN AS MORAN DOME EXPLORATIONS, INC.)
        (Information related to the nine months ended September 30, 2001 and subsequent to December 31, 2000 are unaudited)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

NOTE  9  -  CAPITAL  TRANSACTIONS

The Company issued 8,000,000 shares of its common stock in the acquisition of WSL and RJML on April 1, 2000. Since the acquisition has been treated as an acquisition of ICT by WSL and RJML and as a recapitalization of WSL and RJML, the 8,000,000 shares have been shown as outstanding as of the beginning of 2000. The 2,100,000 shares previously outstanding for ICT have been shown as an issuance for the net assets of ICT.

Between the period June 1, 2000 to October 15, 2000, the Company engaged in a private placement offering of its common stock. On the completion of the offering, the Company accepted subscriptions for a total of 149,500 shares of common stock for a total of $299,000 or $2.00 per share.

NOTE  10  -  BASIC  AND  FULLY  DILUTED  LOSS  PER  SHARE

Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share" requires presentation of basic earnings per share and dilutive earnings per share.

The computation of basic earnings per share is computed by dividing earnings available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives the effect to all dilutive potential common shares outstanding during the period. The computation of diluted earnings per share does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on losses. The computation is as follows:

For the year ended December 31, 2000:
-------------------------------------                             Loss             Shares          Per-share
                                                               (Numerator)      (Denominator)       Amount
                                                           -------------------  -------------  -----------------
Basic and fully diluted loss per share
--------------------------------------

Loss available to common shareholders                      $         (355,077)     10,166,251  $          (0.04)
                                                           ===================  =============  =================

For the nine months ended September 30, 2001 (unaudited):
---------------------------------------------------------         Loss             Shares         Per-share
                                                                (Numerator)     (Denominator)       Amount
                                                           -------------------  -------------  -----------------

Basic and fully diluted loss per share
--------------------------------------

Loss available to common shareholders                      $         (264,301)     10,249,500  $          (0.03)
                                                           ===================  =============  =================

For the nine months ended September 30, 2000 (unaudited):
---------------------------------------------------------          Loss             Shares         Per-share
                                                                (Numerator)     (Denominator)       Amount
                                                           -------------------  -------------  -----------------

Basic and fully diluted loss per share
--------------------------------------

Loss available to common shareholders                      $         (311,830)     10,164,084  $          (0.03)
                                                           ===================  =============  =================

            INTERNATIONAL COMMERCIAL TELEVISION INC. AND SUBSIDIARIES
                (FORMERLY KNOWN AS MORAN DOME EXPLORATIONS, INC.)
        (Information related to the nine months ended September 30, 2001 and subsequent to December 31, 2000 are unaudited)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

NOTE  11  -  STOCK  OPTION  PLAN

The Company adopted a stock option plan. The purpose of this Plan is to provide additional incentives to key employees, officers, directors and consultants of the Company and its subsidiaries in order to help attract and retain the best available personnel for positions of responsibility and otherwise promoting the success of the business activities. It is intended that options issued under this Plan constitute nonqualified stock options.

The Company applies Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for all stock option plans. Under APB Opinion 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant. The Company applies FASB Statement 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123") for stock options granted to consultants, which requires the Company to use the fair value method to determine the costs of the options. The Company has not issued any options to consultants as of September 30, 2001.

On September 28, 2001, the Company granted stock options to employees under the Company's 2001 Stock Option Plan. The stock options granted amounted to
1,475,000 shares of the Company's common stock. The option exercise price stated for 1,195,000 of the option shares is $2.00 and for 280,000 of the option shares is $.50 with an exercise option term ranging from 5 to 10 years. These options will vest 10% every six months beginning June 30, 2002. The Company has estimated the fair value of its stock at $1.50 per share. This value was determined based on the price of common stock in this offering. Utilizing the stock options granted with an exercise price of $.50 and $2.00 per share and a weighted-average grant date fair value of $1.50 per share results in unearned compensation of $280,000, which has been recorded to stockholders' equity as of September 30, 2001. The unearned compensation will be charged to expense over the periods that services are rendered by the option holders.

SFAS No. 123 requires the Company to provide proforma information regarding net income and net income per share as if compensation costs for the Company's stock option plans and other stock awards to employees had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants, respectively; dividend yield of zero percent for all years; expected volatility of 50.0%; risk-free interest rates of 5.88% and expected lives of 5 years. The amount of unearned compensation under SFAS No. 123 would have been $1,458,000.

The proforma information required under SFAS No. 123 has not been presented as the compensation costs from stock options remained unearned as of and for the period ended September 30, 2001. As a result, there is no difference in proforma net income and earnings per share from amounts reported in the financial statements.

The computation of diluted earnings per share does not assume the exercise of the stock options granted because they would have an anti-dilutive effect.

NOTE  12  -  INCOME  TAXES

The Company did not provide any current or deferred US federal, state or foreign tax provision or benefit for any of the periods presented because it has experienced operating losses since inception. The Company has provided a full valuation allowance on the net deferred tax asset because of uncertainty regarding its realizability. This asset primarily consists of net operating losses and amortization.

The Company had net operating losses of approximately $768,000 related to US federal, foreign and state jurisdictions through September 30, 2001. Utilization of net operating losses, which begin to expire at various times starting in 2021, may be subject to certain limitations.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

            INTERNATIONAL COMMERCIAL TELEVISION INC. AND SUBSIDIARIES
                (FORMERLY KNOWN AS MORAN DOME EXPLORATIONS, INC.)
        (Information related to the nine months ended September 30, 2001 and subsequent to December 31, 2000 are unaudited)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

NOTE  12  -  INCOME  TAXES  (CONTINUED)

Significant components of the Company's deferred tax assets are approximately as follows:

                                                           September 30, (unaudited)
                                   December        ------------------------------------------
                                   31, 2000                2001                  2000
                             --------------------  --------------------  --------------------
Net operating loss           $            87,000   $           157,000   $            73,000
Basis of investments                   2,425,000             2,430,000             2,420,000
Basis of intangibles                     428,000               428,000               428,000
Accumulated amortization                 (22,000)              (44,000)              (14,000)
State taxes                             (118,000)             (121,000)             (117,000)
                             --------------------  --------------------  --------------------
  Total deferred tax assets            2,800,000             2,850,000             2,790,000
Valuation allowance                   (2,800,000)           (2,850,000)           (2,790,000)
                             --------------------  --------------------  --------------------
  Net deferred tax assets    $                 -   $                 -   $                 -
                             ====================  ====================  ====================


NOTE  13  -  SEGMENT  REPORTING

The Company operates in one industry segment and is engaged in the selling of various consumer products primarily through direct marketing infomercials. The Company evaluates performance and allocates resources based on several factors, of which the primary financial measure is operating income (loss) by geographic area. Operating expenses are primarily prorated based on the relationship between domestic and international sales.

Information with respect to the Company's operating income (loss) by geographic area is as follows:

For the year ended December 31, 2000:
-------------------------------------


                                       Domestic           International             Totals
                                 --------------------  --------------------  --------------------
Net sales                        $           485,444   $           241,634   $           727,078
Cost of sales                                250,227               124,624               374,851
                                 --------------------  --------------------  --------------------
Gross profit                                 235,217               117,010               352,227
                                 --------------------  --------------------  --------------------

Operating expenses:
  Depreciation and amortization                1,183                   589                 1,772
  Research and development                   112,643                56,069               168,712
  Acquisition costs                           19,209                 9,561                28,770
  General and administrative                 117,867                58,669               176,536
  Selling and marketing                      174,452                86,835               261,287
  Royalties                                   11,953                 5,949                17,902
  Rent                                         3,914                                       3,914
                                 --------------------  --------------------  --------------------
    Total operating expenses                 441,221               217,672               658,893
                                 --------------------  --------------------  --------------------

Operating loss                   $          (206,004)  $          (100,662)  $          (306,666)
                                 ====================  ====================  ====================

            INTERNATIONAL COMMERCIAL TELEVISION INC. AND SUBSIDIARIES
                (FORMERLY KNOWN AS MORAN DOME EXPLORATIONS, INC.)
        (Information related to the nine months ended September 30, 2001 and subsequent to December 31, 2000 are unaudited)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

NOTE  13  -  SEGMENT  REPORTING  (CONTINUED)

For the nine months ended September 30, 2001 (unaudited):
---------------------------------------------------------


                                       Domestic            International             Totals
                                 ---------------------  --------------------  --------------------
Net sales                        $              5,682   $         1,032,659   $         1,038,341
Cost of sales                                   4,258               774,190               778,448
                                 ---------------------  --------------------  --------------------
Gross profit                                    1,424               258,469               259,893
                                 ---------------------  --------------------  --------------------

Operating expenses:
  Depreciation and amortization                    14                 2,521                 2,535
  Research and development                         18                 3,229                 3,247
  Acquisition costs                               164                29,844                30,008
  General and administrative                    1,655               305,998               307,653
  Selling and marketing                           520                94,591                95,111
  Royalties                                       117                21,343                21,460
  Rent                                          5,372                                       5,372
                                 ---------------------  --------------------  --------------------
    Total operating expenses                    7,860               457,526               465,386
                                 ---------------------  --------------------  --------------------

Operating loss                                 (6,436)  $          (199,057)  $          (205,493)
                                 =====================  ====================  ====================

For the nine months ended September 30, 2000 (unaudited):
---------------------------------------------------------

                                       Domestic           International             Totals
                                 --------------------  --------------------  --------------------
Net sales                        $           390,282   $           109,165   $           499,447
Cost of sales                                231,049                64,626               295,675
                                 --------------------  --------------------  --------------------
Gross profit                                 159,233                44,539               203,772
                                 --------------------  --------------------  --------------------

Operating expenses:
  Depreciation and amortization                  916                   256                 1,172
  Research and development                   107,464                30,059               137,523
  Acquisition costs                           12,634                 3,534                16,168
  General and administrative                  70,116                19,613                89,729
  Selling and marketing                      175,619                49,122               224,741
  Royalties                                   10,259                 2,870                13,129
  Rent                                         2,337                                       2,337
                                 --------------------  --------------------  --------------------
    Total operating expenses                 379,345               105,454               484,799
                                 --------------------  --------------------  --------------------

Operating loss                   $          (220,112)  $           (60,915)  $          (281,027)
                                 ====================  ====================  ====================

            INTERNATIONAL COMMERCIAL TELEVISION INC. AND SUBSIDIARIES
                (FORMERLY KNOWN AS MORAN DOME EXPLORATIONS, INC.)
        (Information related to the nine months ended September 30, 2001 and subsequent to December 31, 2000 are unaudited)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------


NOTE  14  -  RESTATEMENT  OF  FINANCIAL  STATEMENTS

The Company has restated its shareholders' equity for the year ended December 31, 2000 to properly reflect the acquisition of ICT by WSL and RJML and as a recapitalization of WSL and RJML in 2000.

The restatement had the following effects on the consolidated financial statements:

Total assets on the consolidated balance sheet and total equity on the consolidated statement of shareholders' equity decreased by $623,723. The decrease was a result of restating certain assets of ICT at historical costs instead of market value. The net loss reported on the consolidated statement of operations decreased by $27,000 and the statement of cash flows was restated for the change. The decrease in the loss was a result of eliminating amortization expense that previously existed on the assets referred to above.

NOTE  15  -  UNAUDITED  INTERIM  STATEMENTS

The financial statements as of September 30, 2001 and for the nine months ended September 30, 2001 and 2000 are unaudited; however, in the opinion of management all adjustments (consisting solely of normal recurring adjustments) which are necessary in order to make the interim financial statements not misleading have been made. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

                    Subject to Completion - February 1, 2002

                                   PROSPECTUS

                    INTERNATIONAL COMMERCIAL TELEVISION INC.
                                2,000,000 SHARES
                                  COMMON STOCK


We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made after the date of this prospectus shall create an implication that the information contained in it or the affairs of International Commercial Television have not changed since the date of this prospectus.

Until [Date] (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.


                THE DATE OF THIS PROSPECTUS IS [Month, Day,] 2002

                                     PART II

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

In accordance with Nevada law, our articles of incorporation, filed as Exhibit 3.1, provide that the company may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the company, against such person's costs and expenses incurred in connection with such action so long as he or she has acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the company, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Nevada law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

Our bylaws, filed as Exhibit 3.2, provide that the company will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of the company, absent a finding of negligence or misconduct in office. Our bylaws also permit the company to maintain insurance on behalf of our officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not the company has the power to indemnify such person against liability for any of those acts.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The estimated expenses for the issuance and distribution of the shares registered by this prospectus are set forth in the following table, exclusive of selling agent commissions and expenses:

                      ITEM                      AMOUNT ($)

           SEC Registration Fee                      2,000
           EDGAR Filing Expenses                     5,000
           Transfer Agent Fees                       5,000
           Legal Fees                              150,000
           Accounting Fees                          60,000
           Printing Costs                           10,000
           Miscellaneous                            10,000
             TOTAL                             $   242,000


ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

Set forth below is information regarding the issuance and sales of our securities without registration during the past three years. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

On April 28, 1999, Moran Dome issued a total of 1,000,000 shares of its common stock to ten members of David R. Mortenson & Associates in exchange for a license to use a product called "Biocatalyst" for mining in Alaska. Each member of David R. Mortenson & Associates was an accredited investor. The issuance of the shares was exempt from registration under Rule 504 and Rule 506 of Regulation D under Sections 3(b) and 4(2), respectively, of the Act. The following members of David R. Mortenson & Associates purchased the securities:
David R. Mortenson; Terry Fowler; Joshua J. Mortenson; Laurent R. Barbudaux; Marie M. Charles; C.E. Kaiser; Ron Donovan Hinton Jr.; James R. Collins, D.V.M.; Jock R. Collins, D.V.M.; Joshua D. Smetzer.

On April 1, 2000, Moran Dome issued 8,000,000 shares of its common stock to the trustees of The Better Block Trust. The Shares were issued under a share and option purchase agreement with Kelvin Claney, Robin Jan Claney and William Ainslie Reece, in their capacity as trustees of The Better Blocks Trust, which owned or controlled all of the equity interest in Windowshoppc.com Limited,

R.J.M. Ventures Limited and Better Blocks International Limited. Under the Agreement, the Company purchased all of the equity interest in Windowshoppc.com Limited, an option to purchase all of the equity in Better Blocks International Limited and obtained a license to purchase all of the assets owned by Better Blocks International Limited. The option exercise price is the issuance of another 500,000 shares of the Company's stock. The sale of shares was exempt from registration under Regulation S of the Act, Rule 506 of Regulation D under the Act and Section 4(2) under the Act.

On October 15, 2000, we concluded a private placement offering of our common stock. On completion of the offering, a total of 149,500 shares were issued to accredited investors at $2.00 per share for total proceeds of $299,000. The offer and sale of stock was exempt from registration under Rule 504 and Rule 506 of Regulation D under Sections 3(b) and 4(2), respectively, of the Act. 116,500 shares, or $233,000 of these sales, were also exempt under Regulation S under the Act, due to the foreign nationality of the relevant purchasers. The following investors purchased securities: Ian A. Aldred, 7,500 shares; Ellen D. Briggs, 2,500 shares; Lesley Gail Carew, 2,500 shares; Kelvin Claney, 20,000 shares; The Colleen Claney Family Trust, 12,500 shares; Dagger Nominees Limited, 15,000 shares; Arturo and Ma. Emilia Dazu Dimayuga, 2,000 shares; Paul Farmer, 1,000 shares; Irvin Jerold Gross, 1,000 shares; Stephen James Jarvis, 25,000 shares; David Chow Yum Kwan, 20,000 shares; D.N. Lawson, 2,500 shares; Region South Ventures Limited, 30,000 shares; SAS Group, Inc., 5,000 shares; Kathleen Sellers, 1,000 shares; Warren Scott Wilson, 1,000 shares; Susan R. Yeager, 1,000 shares.

On September 28, 2001, we granted options to purchase up to 1,475,000 shares of our common stock to various directors, executives and employees under our 2001 Stock Option Plan. We granted 280,000 of those options at an option exercise price of $0.50 per share and 1,195,000 at an option exercise price of $2.00 per share. The offer and sale of the options was exempt from registration under Rule 701 under the Act. If Rule 701 under the Act is not available as an exemption, we believe the offer and sale of the options was exempt under Rule 506 of Regulation D under the Act and Section 4(2) under the Act. In addition, the offer and sale of 60,000 options granted with an exercise price of $0.50 per share and 100,000 options granted at $2.00 per share were also exempt under Regulation S under the Act, due to the foreign nationality of the relevant purchaser. We granted the options to the following persons: Keith Smith, 70,000 options at $0.50 and 175,000 options at $2.00; Louis Basense, 20,000 options at $0.50 and 150,000 options at $2.00; Richard Pitera, 20,000 options at $0.50 and 150,000 options at $2.00; Thomas Crosby, 60,000 options at $0.50 and 100,000 options at $2.00; William Flohr, 20,000 options at $2.00; Mark Solley, 40,000 options at $0.50 and 150,000 options at $2.00; Greg LaRoza, 50,000 options at $0.50 and 300,000 options at $2.00; Thomas Woolsey, 20,000 options at $0.50 and 150,000 options at $2.00.

REPORTS  TO  STOCKHOLDERS

We plan to furnish our stockholders with an annual report for each fiscal year containing financial statements audited by its independent auditors. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to its stockholders when we consider it appropriate. We will be a reporting company under Section 12(g) of the Securities and Exchange Act of 1934, and will be required to file quarterly and annual reports and proxy statements. Any document we file may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street NW, Washington DC 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

ITEM  27.  EXHIBITS

The  following  Exhibits  are  attached  to  this  registration  statement:

1.1*      Shares  Co-Sale  Agreement
1.2       Amendment  No.  1  to  Shares  Co-Sale  Agreement
2.1**     Share  and  Option  Purchase  Agreement
3.1**     Amended  and  Restated  Articles  of  Incorporation
3.2**     Amended  and  Restated  Bylaws
3.3**     First  Amendment  to  Amended  and  Restated  Bylaws
4.1**     Specimen  Share  Certificate
5.1       Opinion  of  Ogden  Murphy  Wallace,  P.L.L.C.
10.1**    Manufacturing,  Marketing  and  Royalty  Agreement  with  Omega  5
          Technologies
10.2**    2001  Stock  Option  Plan

10.3** Promissory Note made by Moran Dome Exploration Inc. payable to the Trustees of The Better Blocks Trust, in the amount of $590,723.27
10.4** Extension of Promissory Note dated August 23, 2001, by and between the Trustees of The Better Blocks Trust and International Commercial Television Inc.
10.5** Independent Sales Representative Agreement between International Commercial Television Inc. and Dimensional Marketing Concepts, Inc.
10.6*     Assignment  of  Trademark  by  Dimensional  Marketing  Concepts,  Inc.
21.1**    Subsidiaries  of  International  Commercial  Television  Inc.
23.1      Consent  of  Moore  Stephens  Frazer  and  Torbet,  LLP
23.2      Consent  of  Ogden  Murphy  Wallace,  P.L.L.C.  (see  Exhibit  5.1)
23.3      Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

* Incorporated by reference from Amendment No. 1 to Form SB-2 filed with the Securities and Exchange Commission on December 24, 2001.

** Incorporated by reference from the Form SB-2 filed with the Securities and Exchange Commission on October 3, 2001.

ITEM  28.  UNDERTAKINGS

The  undersigned  registrant  undertakes  as  follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually, or in the aggregate, represent a fundamental change in the information in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement.

(2) To the extent we have brokers or agents assist with the distribution of this offering, to provide to such brokers or agents at the closing or closings specified in our agreements with them certificates in such denominations and registered in such names as required by the brokers or agents to permit prompt delivery to each purchaser.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the provisions described above in Item 24, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4) For purposes of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1), or
(4), or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.

(5) For purposes of determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Lawrence, State of Kansas, on the 30th day of January, 2002.

INTERNATIONAL  COMMERCIAL  TELEVISION  INC.

By:    /s/  Thomas  K.  Woolsey
   ----------------------------------------------
   Thomas  K.  Woolsey,  President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


  /s/  Thomas K. Woolsey                                Date:     1/30/02
----------------------------------------------------         -----------------
  Thomas K. Woolsey, President, Secretary and
       Director



  /s/  Kelvin Claney                                    Date:     1/30/02
----------------------------------------------------         -----------------
  Kelvin Claney, Chief Executive Officer,
    Treasurer and Director



  /s/  Keith E. Smith                                   Date:     1/31/02
----------------------------------------------------         -----------------
  Keith E. Smith, Chief Financial Officer, Principal
     Accounting Officer



  /s/  Stephen J. Jarvis                                Date:     1/30/02
----------------------------------------------------         -----------------
  Stephen J. Jarvis, Director



  /s/  William R. Flohr                                 Date:     1/30/02
----------------------------------------------------         -----------------
  William R. Flohr, Director



  /s/ Louis J. Basenese                                 Date:     1/30/02
----------------------------------------------------         -----------------
  Louis J. Basenese, Director



  /s/  Richard Pitera                                   Date:     1/30/02
----------------------------------------------------         -----------------
  Richard Pitera, Director



  /s/  Thomas Crosby                                    Date:     1/30/02
----------------------------------------------------         -----------------
  Thomas Crosby, Director

                                  EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION
-----------  -----------

1.1*         Shares  Co-Sale  Agreement
1.2          Amendment  No.  1  to  Shares  Co-Sale  Agreement
2.1**        Share  and  Option  Purchase  Agreement
3.1**        Amended  and  Restated  Articles  of  Incorporation
3.2**        Amended  and  Restated  Bylaws
3.3**        First  Amendment  to  Amended  and  Restated  Bylaws
4.1**        Specimen  Share  Certificate
5.1          Opinion  of  Ogden  Murphy  Wallace,  P.L.L.C.
10.1**       Manufacturing,  Marketing  and  Royalty  Agreement  with Omega 5
             Technologies
10.2**       Stock  Option  Plan
10.3**       Promissory Note made by Moran Dome Exploration Inc. payable to the
             Trustees of The Better Blocks Trust, in the amount of $590,723.27
10.4**       Extension of Promissory  Note dated August 23, 2001, by and between the  Trustees of The Better Blocks Trust and International
             Commercial Television Inc.
10.5**       Independent Sales Representative Agreement between International
             Commercial Television Inc. and Dimensional Marketing Concepts, Inc.
10.6*        Assignment of Trademark by Dimensional  Marketing  Concepts,  Inc.
21.1**       Subsidiaries  of  International  Commercial  Television  Inc.
23.1         Consent  of  Moore  Stephens  Frazer  and  Torbet,  LLP
23.2         Consent  of  Ogden  Murphy  Wallace,  P.L.L.C.  (see  Exhibit 5.1)
23.3         Consent  of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

* Incorporated by reference from Amendment No. 1 to Form SB-2 filed with the Securities and Exchange Commission on December 24, 2001.

** Incorporated by reference from the Form SB-2 filed with the Securities and Exchange Commission on October 3, 2001.